Moody National REIT, I Inc. POS AM

EXHIBIT 10.110

Loan No: 31-0926091

LOAN AGREEMENT

Dated as of November 19, 2014

Between

MOODY NATIONAL RESEARCH-AUSTIN HOLDING, LLC,
as Borrower

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

i

ii

iii

iv

v

Schedules and Exhibits

Exhibit A	Additional Definitions
Schedule I	Immediate Repair
Schedule II	Organizational Chart
Schedule III	Description of REA’s
Schedule IV	Intentionally Omitted

vi

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of November 19, 2014 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, Oakland, California 94612 (together with its successors and/or assigns, “Lender”) and MOODY NATIONAL RESEARCH-AUSTIN HOLDING, LLC, a Delaware limited liability company, having an address at 6363 Woodway, Suite 110, Houston, Texas 77057 (together with its successors and/or assigns, “Borrower”).

RECITALS:

Borrower desires to obtain the Loan (defined below) from Lender.

Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1        Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“30/360 Basis” shall mean on the basis of a 360-day year consisting of 12 months of 30 days each.

“Acceptable LLC” shall mean a limited liability company formed under Delaware or Maryland law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Accounts” shall mean the Tax Reserve Account, Insurance Reserve Account, the Immediate Repair Reserve Account, the Replacement Reserve Account, the PIP Reserve Account, and any other account established by this Agreement or the other Loan Documents.

“Act” shall have the meaning set forth in Section 5.1(d) hereof.

“Actual/360 Basis” shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than twenty percent (20%) of, is in Control of, is Controlled by or is under common ownership or Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Franchisor” shall mean any Franchisor that is an Affiliate of Borrower, any SPE Component Entity, Master Lessee, or Guarantor.

“Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, Master Lessee, Sponsor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean an amount equal to 4% of the outstanding principal balance of the Loan.

“Annual Budget” shall have the meaning set forth in Section 4.12(a)(v).

“Applicable Law” shall mean all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Master Lessee, at any time in force affecting Borrower, Master Lessee, and/or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement dated as of the date hereof among Lender and Borrower and consented and agreed to by Master Lessee and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Action” shall mean, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Code; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing in any legal proceeding, its insolvency or inability to pay its debts as they become due.

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“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrower Party” shall mean any Person with actual or apparent authority to act, make statements or representations on behalf of or at the direction of Borrower, SPE Component Entity (if any), Guarantor and/or Sponsor.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in the State of California are not open for business.

“Cash Management Account” shall have the meaning set forth in the Cash Management Agreement.

“Cash Management Agreement” shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, Master Lessee and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Trap Event Period” shall have the meaning set forth in the Cash Management Agreement.

“Casualty” shall have the meaning set forth in Section 7.2.

“Casualty Consultant” shall have the meaning set forth in Section 7.4 hereof.

“Closing Date” shall mean the date of the funding of the Loan.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Constituent Members” shall have the meaning set forth in Section 5.2(b) hereof.

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Creditors’ Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

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“DBRS” shall mean DBRS, Inc.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents, including, without limitation, the payment of all sums advanced and costs and expenses incurred (including, to the extent payable by Borrower pursuant to the Loan Documents, unpaid or unreimbursed servicing and special servicing fees) by Lender in connection with the enforcement and/or collection of the Debt or any part thereof.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Loan.

“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) the sum of (a) the Interest Rate and (b) five percent (5%).

“Defeasance Approval Item” shall have the meaning set forth in Section 2.8 hereof.

“Defeasance Collateral Account” shall have the meaning set forth in Section 2.8 hereof.

“Defeasance Lockout Release Date” shall mean the earlier to occur of (i) the fourth anniversary of the Closing Date and (ii) the date that is two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the IRS Code) of the REMIC Trust established in connection with the last Securitization involving any portion of or interest in the Loan.

“Defined Benefit Plan” shall mean a plan, document, agreement, or arrangement currently or previously maintained or sponsored by the Borrower or by any ERSA Affiliate or to which either the Borrower or ERISA Affiliate currently makes, or previously made, contributions and which (i) provides or is expected to provide retirement benefits to employees or other workers and (ii) the Borrower could reasonably be expected to have any liability (including liability attributable from an ERISA Affiliate). A Defined Benefit Plan shall include any plan that if it were terminated at any time, would result in Borrower or ERISA Affiliate being deemed to be a “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA) of the terminated plan pursuant to ERISA Section 4069. A Defined Benefit Plan does not include a Multiemployer Plan.

“Disclosure Document” shall have the meaning set forth in Section 11.2 hereof.

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“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” (or its equivalent) from each of the Rating Agencies in the case of accounts in which funds are held for thirty (30) days or less and (ii) the senior unsecured debt obligations of which are rated at least “A” (or its equivalent) from each of the Rating Agencies in the case of accounts in which funds are held for more than thirty (30) days or (b) such other depository institution otherwise approved by the Rating Agencies from time-to-time.

“Embargoed Person” shall have the meaning set forth in Section 3.28 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or may hereafter be amended, restated, replaced or otherwise modified.

“ERISA Affiliate” shall mean all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the Code.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof.

“Exchange Act” shall have the meaning set forth in Section 11.2 hereof.

“Exchange Act Filing” shall mean any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization.

“Exculpated Parties” shall have the meaning set forth in Section 13.1 hereof.

“FF&E” shall have the meaning set forth in the definition of Adjusted Net Cash Flow on Exhibit A hereto.

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“Fitch” shall mean Fitch, Inc.

“Flood Insurance Acts” shall have the meaning set forth in Section 7.1 hereof.

“Franchise Agreement” shall mean that certain Franchise Agreement, dated as of November 20, 2014, between Master Lessee and Franchisor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement.

“Franchise Guaranty” means, the Guaranty of Franchise Agreement executed by Borrower in favor of Franchisor, dated as of November 20, 2014.

“Franchisor” shall mean Hilton Garden Inns Franchise LLC, a Delaware limited liability company, or, if the context requires, a Qualified Franchisor that is the franchisor under a Replacement Franchise Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean Moody National REIT I, Inc., a Maryland corporation.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations executed by Guarantor and dated as of the date hereof.

“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity.

“Hotel Transactions” shall mean (i) occupancy arrangements for customary hotel transactions in the ordinary course of Borrower’s or Master Lessee’s business conducted at the Property, including nightly rentals (or licensing) of individual hotel rooms or suites, banquet room use and food and beverage services, and (ii) informational or guest services that are terminable on one month’s notice or less without cause and without penalty or premium, including co-marketing, promotional services and outsourced services.

“Immediate Repair Funds” shall have the meaning set forth in Section 8.3 hereof.

“Immediate Repair Reserve Account” shall have the meaning set forth in Section 8.3 hereof.

“Immediate Repairs” shall have the meaning set forth in Section 8.3 hereof.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

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“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Parties” shall mean (a) Lender, (b) any successor owner or holder of the Loan or participations in the Loan, (c) any Servicer or prior Servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business) in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 7.1 hereof.

“Insurance Reserve Account” shall have the meaning set forth in Section 8.2 hereof.

“Insurance Reserve Funds” shall have the meaning set forth in Section 8.2 hereof.

“Interest Accrual Period” shall mean the period beginning on the eleventh (11th) day of each calendar month during the term of the Loan and ending on (but including) the tenth (10th) day of the following calendar month.

“Interest Bearing Reserve Funds” shall mean, collectively, the Immediate Repair Funds, the Replacement Reserve Funds, and the PIP Reserve Funds.

“Interest Rate” shall mean a rate per annum equal to four and fifty-three hundredths percent (4.53%).

“Interest Shortfall” shall have the meaning set forth in Section 2.7 hereof.

“Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with a Securitization of the Loan (or any portion thereof or interest therein).

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“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

“Kroll” shall mean Kroll Bond Rating Agency, Inc.

“Land” shall have the meaning set forth in the Security Instrument.

“Lease” shall mean any and all leases, subleases, rental agreements and other agreements whether or not in writing providing for any use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower and/or Master Lessee of any petition for relief under Creditors Rights Laws. Notwithstanding the foregoing, for purposes hereof, neither the Master Lease nor any Hotel Transaction shall constitute a Lease.

“Lender” shall have the meaning set forth in the introductory paragraph hereof.

“Liabilities” shall have the meaning set forth in Section 11.2 hereof.

“Licenses” shall have the meaning set forth in Section 3.11(a) hereof.

“LLC Agreement” shall have the meaning set forth in Section 5.1(d) hereof.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Bifurcation” shall have the meaning set forth in Section 11.1 hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement, the Cash Management Agreement, the Guaranty, the Subordination of Master Lease, and all other documents pursuant to which a Person incurs or assumes an obligation to or for the benefit of Lender that are executed and/or delivered in connection with the Loan.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities and any impairment of Lender’s security for the Loan), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

“Major Lease” shall mean (i) any Lease which is with a commercial tenant, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, (iii) is with an Affiliate of Borrower, Guarantor or Manager as Tenant, and/or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i), (ii) and/or (iii) above.

“Management Agreement” shall mean the management agreement entered into by and between Master Lessee and the current Manager or any replacement management agreement entered into by and between Borrower or Master Lessee and any Manager in accordance with the terms hereof and of the other Loan Documents, pursuant to which Manager is to provide management and other services with respect to the Property.

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“Manager” shall mean Moody National Hospitality Management, LLC, a Texas limited liability company, or such other entity selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.

“Master Lease” means that certain Hotel Lease Agreement dated November 20, 2014 by and between Borrower and Master Lessee, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance herewith with the consent of Lender.

“Master Lease Assignment of Rents” shall mean that certain Master Lease Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Master Lessee in favor of Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Master Lease Documents” shall mean the Master Lease, the Master Lease Assignment of Rents and the Master Lease Subordination Agreement.

“Master Lease Subordination Agreement” shall mean the Master Lease Subordination and Attornment Agreement executed by Master Lessee for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Master Lessee” means Moody National Research-Austin MT, LLC, a Delaware limited liability company.

“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, profits, management, operations or condition (financial or otherwise) of Borrower, Guarantor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, (iv) the ability of Borrower to perform its obligations under the Security Instrument or the other Loan Documents, or (v) the ability of Guarantor to perform its obligations under the Guaranty.

“Material Agreements” shall mean each contract and agreement relating to the ownership, management, franchise, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement, the Franchise Agreement, the Master Lease, and the Leases, as to which either (i) there is an obligation of Borrower and/or Master Lessee to pay more than $25,000.00 per annum; or (ii) the term thereof extends beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind).

“Maturity Date” shall mean December 11, 2024 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

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“Member” is defined in Section 5.1(d) hereof.

“Memorandum of Subordination Agreement” shall mean that certain Memorandum of Subordination Agreement, dated on or about the date hereof, by and between Master Lessee and Lender.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“MNOP I” shall mean Moody National Operating Partnership I, L.P., a Delaware limited partnership.

“Monthly Debt Service Payment Amount” shall mean (i) for the Monthly Payment Date occurring in January, 2015 and for each Monthly Payment Date occurring thereafter up to and including the Monthly Payment Date occurring in December, 2016, a payment equal to the amount of interest which has accrued during the preceding Interest Accrual Period computed at the Interest Rate and (ii) for the Monthly Payment Date occurring in January, 2017 and for each Monthly Payment occurring thereafter, a constant monthly payment of $96,609.19.

“Monthly Insurance Deposit” shall have the meaning set forth in Section 8.2 hereof.

“Monthly Payment Date” shall mean the eleventh (11th) day of every calendar month occurring during the term of the Loan.

“Monthly Tax Deposit” shall have the meaning set forth in Section 8.1 hereof.

“Moody REIT” shall mean Moody National REIT I, Inc., a Maryland corporation

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morningstar” shall mean Morningstar Credit Ratings, LLC.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make or has made or been obligated to make during the last six years, contributions on behalf of participants who are or were employed by any of them.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 7.4 hereof.

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“New Manager” shall have the meaning set forth in Section 4.15 hereof.

“Non-Conforming Policy” shall have the meaning set forth in Section 7.1 hereof.

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of $19,000,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“OFAC” shall have the meaning set forth in Section 3.28 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower, Master Lessee, or Guarantor, as applicable, which is signed by Responsible Officer of Borrower, Master Lessee or Guarantor, as applicable.

“Open Period Start Date” shall have the meaning set forth in Section 2.7(a) hereof.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Patriot Act” shall have the meaning set forth in Section 3.29 hereof.

“Permitted Encumbrances” shall mean collectively, (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority or for Other Charges not yet due or delinquent or that are being contested in strict accordance with the terms and provisions of the Loan Documents, (d) mechanics’, materialman’s, and other similar liens on the Property, provided that any such lien is bonded or discharged within thirty (30) days after Borrower first receives written notice of such lien or which is being contested in good faith in strict accordance with the terms and provisions of the Loan Documents, (e) Permitted Equipment Leases, and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s or Master Lessee’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.

“Permitted Equity Transfer” shall have the meaning set forth in Section 6.3 hereof.

“Permitted Indebtedness” shall have the meaning set forth in Section 5.1(a)(vii) hereof.

“Permitted Property Transfer” shall have the meaning set forth in Section 6.4 hereof.

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“Permitted REIT Transfer” “ shall have the meaning set forth in Section 6.3(III) hereof.

“Permitted Transfer” shall mean (i) a Permitted Equity Transfer, (ii) a Permitted Property Transfer, (iii) a Lease entered into in accordance with the terms hereof, (iv) any Permitted Encumbrances, and/or (v) any Permitted Equipment Leases.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“PIP Requirements” shall mean any property improvement requirements imposed by Franchisor in connection with the origination and commencement of the Franchise Agreement.

“PIP Reserve Account” shall have the meaning set forth in Section 8.5(a) hereof.

“PIP Reserve Funds” shall have the meaning set forth in Section 8.5(a) hereof.

“PIP Reserve Period” shall mean the period commencing on the Closing Date and continuing until the Monthly Payment Date following Lender’s receipt of evidence acceptable to Lender confirming that all PIP Requirements have been completed.

“Policies” shall have the meaning specified in Section 7.1 hereof.

“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof.

“Property” shall have the meaning set forth in the Security Instrument.

“Provided Information” shall have the meaning set forth in Section 11.2(b) hereof.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, would be acceptable to a prudent lender of securitized commercial mortgage loans.

“Qualified Insurer” shall have the meaning set forth in Section 7.1 hereof.

“Qualified Franchisor” shall mean (i) Franchisor or (ii) a reputable and experienced franchisor (which may be an Affiliate of Borrower) which, in the reasonable judgment of Lender, possesses experience in flagging hotel properties similar in location, size, class, use, operation and value as the Property; provided, that Borrower shall have obtained (a) a Rating Agency Confirmation from the Rating Agencies and (b) if such Person is an Affiliate of Borrower, a new bankruptcy non-consolidation opinion reasonably acceptable to Lender and acceptable the Rating Agencies in their sole discretion.

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“Qualified Manager” shall have the meaning set forth in the Assignment of Management Agreement.

“Qualified Successor Master Lessee” means a Single-Purpose Entity that is Controlled by the same constituent partners, members, shareholders, affiliates or sponsors that Control Transferee and is a successor to the Master Lessee under the Master Lease.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, DBRS, Kroll and Morningstar, or any successor thereto, or any other nationally-recognized statistical rating agency which has been approved by Lender, but only to the extent that such Rating Agency has been designated by Lender, or is anticipated to be designated by Lender, in connection with any Secondary Market Transaction.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. For the purposes of this Agreement and the other Loan Documents, if any Rating Agency shall waive, decline or refuse to review or otherwise engage any request for a Rating Agency Confirmation hereunder or under the other Loan Documents (hereinafter, a “RA Consent”), such RA Consent shall be deemed to eliminate, for such request only, the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement or the other Loan Documents, as applicable; provided, however, if Lender does not have a separate and independent approval right with respect to such event set forth herein or in the other Loan Documents, as applicable, then the term “Rating Agency Confirmation” shall be deemed instead to require the approval of Lender based on its good faith determination. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for a Rating Agency Confirmation hereunder or under the other Loan Documents shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for a Rating Agency Confirmation hereunder or under the other Loan Documents, and the condition for Rating Agency Confirmation pursuant to this Agreement and the other Loan Documents for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“REA” shall mean, individually and/or collectively (as the context may require), each reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property as more particularly described on Schedule III hereto and any future reciprocal easement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof.

“Registration Statement” shall have the meaning set forth in Section 11.2 hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

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“REMIC Requirements” shall mean any applicable federal income tax requirements relating to the continued qualification of any REMIC Trust (including, without limitation, the continued treatment of the Loan as a “qualified mortgage” in the hands of the REMIC Trust) as such under the IRS Code, the non-imposition of any tax on such REMIC Trust under the IRS Code (including, without limitation, the taxes on “prohibited transactions” and “contributions”), and any other constraints, rules or other regulations or requirements relating to the servicing, modification or other similar matters with respect to the Loan (or any portion thereof or interest therein) that may exist in, or be promulgated administratively under, the IRS Code.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan (including, without limitation, the Note).

“Rent Loss Proceeds” shall have the meaning set forth in Section 7.1 hereof.

“Rents” shall have the meaning set forth in the Security Instrument.

“Replacement Franchise Agreement” shall mean, collectively, (i)(a) a franchise, trademark and license agreement with a Qualified Franchisor substantially in the same form and substance as the Franchise Agreement, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be in form and substance reasonably acceptable to Lender; provided, that, with respect to this clause (b), Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Rating Agencies, and (ii) a comfort letter or similar agreement (in form and substance reasonably acceptable to Lender), executed and delivered to Lender by such Qualified Franchisor and Borrower and/or Master Lessee (as applicable).

“Replacement Reserve Account” shall have the meaning set forth in Section 8.4 hereof.

“Replacement Reserve Funds” shall have the meaning set forth in Section 8.4 hereof.

“Replacement Reserve Monthly Deposit” shall mean, with respect to any calendar month, an amount equal to the greater of (1) four percent (4%) of Underwritten Revenue for the immediately preceding calendar month, and (2) the aggregate amount of FF&E expenditures, if any, required to be reserved under the Management Agreement and the Franchise Agreement.

“Replacements” for any period shall mean amounts expended for FF&E expenditures, replacements and/or alterations to the Property and required to be capitalized according to the Uniform System of Accounts and reconciled in accordance with GAAP.

“Reporting Company” shall mean a Person that is required to file, with respect to the equity interests of such company, periodic reports with the Securities and Exchange Commission under the Exchange Act.

“Reporting Failure” shall have the meaning set forth in Section 4.12 hereof.

“Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.

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“Reserve Funds” shall mean the Tax Reserve Funds, the Insurance Reserve Funds, the Immediate Repair Funds, the Replacement Reserve Funds, the PIP Reserve Funds, and any other escrow funds established by this Agreement or the other Loan Documents.

“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person (or in the case of a limited partnership, of its general partner) reasonably acceptable to Lender and appropriately authorized by the applicable Person in a manner reasonably acceptable to Lender.

“Restoration” shall have the meaning set forth in Section 7.2 hereof.

“Restoration Retainage” shall have the meaning set forth in Section 7.4 hereof.

“Restoration Threshold” shall mean an amount equal to 4% of the outstanding principal balance of the Loan.

“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.

“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.

“Scheduled Defeasance Payments” shall mean scheduled payments of interest and principal under the Note for all Monthly Payment Dates occurring after the Total Defeasance Date and up to and including the Open Period Start Date (including any other amounts due under the Loan Documents on any such Monthly Payment Date and including the outstanding principal balance on the Note as of the Open Period Start Date).

“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof.

“Securities” shall have the meaning set forth in Section 11.1 hereof.

“Securities Act” shall have the meaning set forth in Section 11.2 hereof.

“Securitization” shall have the meaning set forth in Section 11.1 hereof.

“Security Agreement” shall mean a security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral.

“Security Instrument” shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 11.4 hereof.

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“Severed Loan Documents” shall have the meaning set forth in Article 10.

“Single Purpose Entity” shall mean an entity which satisfies all of the requirements of Section 5.1 hereof and whose structure and organizational and governing documents are otherwise in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies.

“SPE Component Entity” shall have the meaning set forth in Section 5.1(c) hereof.

“Special Member” shall have the meaning set forth in Section 5.1(d) hereof.

“Sponsor” shall mean Brett C. Moody, an individual.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“State” shall mean the state in which the Property or any part thereof is located.

“Subordination of Master Lease” means that certain Master Lease Subordination and Attornment Agreement executed by Master Lessee and Lender as of the Closing Date, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified in accordance herewith.

“Successor Borrower” shall have the meaning set forth in Section 2.8 hereof.

“Tax Reserve Account” shall have the meaning set forth in Section 8.1 hereof.

“Tax Reserve Funds” shall have the meaning set forth in Section 8.1 hereof.

“Taxes” shall mean all taxes, assessments, water rates, sewer rents, sales tax, room tax, business improvement district or other similar assessments and other governmental impositions, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“TC Cap” shall have the meaning set forth in Section 7.1(j) hereof.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease.

“Title Insurance Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument.

“Total Defeasance Collateral” shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Total Defeasance Date and up to and including the Open Period Start Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Monthly Payment Dates and other scheduled payment dates.

“Total Defeasance Date” shall have the meaning set forth in Section 2.8 hereof.

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“Total Defeasance Event” shall have the meaning set forth in Section 2.8 hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Underwriter Group” shall have the meaning set forth in Section 11.2 hereof.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“Updated Information” shall have the meaning set forth in Section 11.1 hereof.

“U.S. Obligations” shall mean “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 and within the meaning of Treasury Regulation Section 1.860G-2(a)(8); provided, that, (i) such “government securities” are not subject to prepayment, call or early redemption, (ii) to the extent that any REMIC Requirements require a revised and/or alternate definition of “government securities” in connection with any defeasance hereunder, the foregoing shall be deemed amended in a manner commensurate therewith and (iii) the aforesaid laws and regulations shall be deemed to refer to the same as may be and/or may hereafter be amended, restated, replaced or otherwise modified.

“Wells Fargo” shall mean Wells Fargo Bank, National Association.

“Wells Group” shall have the meaning set forth in Section 11.2 hereof.

“Work Charge” shall have the meaning set forth in Section 4.16(a) hereof.

“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to 2% of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent demonstrable error.

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Section 1.2        Principles of Construction.

All references to sections, exhibits and schedules are to sections, exhibits and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2.

GENERAL TERMS

Section 2.1        The Loan.

Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

Section 2.2        Disbursement to Borrower.

Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

Section 2.3        The Note and the other Loan Documents.

The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement, the Security Instrument and the other Loan Documents.

Section 2.4        Use of Proceeds.

Borrower shall use the proceeds of the Loan to (i) acquire the Property and/or pay and discharge any existing loans relating to the Property, (ii) pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the Property, (iii) make initial deposits of the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, and (v) to the extent any proceeds remain after satisfying clauses (i) through (iv) above, for such lawful purpose as Borrower shall designate.

Section 2.5        Interest Rate.

(a)        Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Maturity Date at the Interest Rate.

(b)        Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date of such Event of Default without regard to any grace or cure periods contained herein.

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(c)        Interest Calculation. Interest on the outstanding principal balance of the Loan shall accrue at the Interest Rate calculated on an Actual/360 Basis. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (i) a greater portion of each monthly installment of principal (if applicable) and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis and (ii) the unpaid principal balance of the Loan on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.

(d)        Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been applied toward payment of the principal of the Loan and not on account of the interest due hereunder or, if the Loan has been repaid in full, shall promptly be returned to Borrower. All sums paid or agreed to be paid to Lender for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.6        Loan Payments.

(a)        Payment Before Maturity. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through (but excluding) the eleventh (11th) day of either (i) the month in which the Closing Date occurs (if such Closing Date is on or after the first (1st) day of such month, but prior to the eleventh (11th) day of such month) or (ii) if the Closing Date is after the eleventh (11th) day of the then current calendar month, the calendar month following the calendar month in which the Closing Date occurs (unless the Closing Date is the eleventh (11th) day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall make a payment to Lender of principal (if applicable) and interest in the amount of the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring in January, 2015 and on each Monthly Payment Date thereafter to and including the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and the balance, if any, to principal. The Monthly Debt Service Payment Amount required hereunder (where such Monthly Debt Service Payment includes both principal and interest) is based upon a thirty (30) year amortization schedule.

(b)        Intentionally Omitted.

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(c)        Payment on Maturity. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

(d)        Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower within five (5) days when due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents.

(e)        Method and Place of Payment.

(i)        Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 10:00 A.M., California time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(ii)       Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately succeeding Business Day.

(iii)      All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.7        Prepayments.

(a)        Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. On and after the Monthly Payment Date occurring three (3) months prior to the Maturity Date (the “Open Period Start Date”), Borrower may, subject to Section 2.7(c) hereof, at its option and upon thirty (30) days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt in whole on any date without payment of the Yield Maintenance Premium. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date (such amounts, the “Interest Shortfall”).

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(b)        Mandatory Prepayments. On each date on which Lender actually receives a distribution of Net Proceeds, and if such Net Proceeds are not made available to Borrower for Restoration, Borrower shall apply one hundred percent (100%) of such Net Proceeds to the prepayment of the outstanding principal balance of the Note together with any applicable Interest Shortfall (except that Awards in respect of any temporary taking of the Property, unless an Event of Default shall have occurred and be continuing, shall be applied as if they constituted Rents). No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.7(b). If Net Proceeds are so applied to payment of the Debt rather than made available to Borrower for Restoration, then, provided no Event of Default exists, Borrower shall have a one-time right to prepay the Debt in full only, without payment of the Yield Maintenance Premium or any other premium or penalty, provided that: (a) the amount of Net Proceeds so applied is not less than fifty-one percent (51%) of the outstanding principal amount of the Debt, (b) Borrower gives written notice of such election to prepay the Debt in full not later than three (3) months after the date which is the earlier of (i) the date Lender notifies Borrower that the Net Proceeds shall be applied to the Debt; and (ii) the date Lender applies the Net Proceeds to the Debt; (c) the Debt is prepaid in full not later than three (3) months after Borrower gives Lender such notice; and (d) such prepayment is made on a Payment Date or if such prepayment is not made on a Monthly Payment Date, then Borrower shall pay to Lender the Interest Shortfall.

(c)        Prepayments During Default. If concurrently with or after and during the continuation of an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment prior to the Open Period Start Date as set forth herein and Borrower, such purchaser at foreclosure or other Person shall pay (i) the Yield Maintenance Premium and (ii) Interest Shortfall, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents. Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents; and (iv) the Yield Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment and is not a penalty.

(d)        Release of Lien. Except as expressly set forth in this Article 2, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Security Instrument.

Section 2.8        Defeasance.

(a)        Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Defeasance Lockout Release Date and prior to the Open Period Start Date to voluntarily defease the entire Loan and obtain a release of the lien of the Security Instrument by providing Lender with the Total Defeasance Collateral (hereinafter, a “Total Defeasance Event”), subject to the satisfaction of the following conditions precedent:

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(i)        Borrower shall provide Lender not less than sixty (60) days’ notice (or such shorter period of time if permitted by Lender in its sole discretion) but not more than ninety (90) days’ notice specifying a date (the “Total Defeasance Date”) on which the Total Defeasance Event is to occur;

(ii)       Borrower shall pay to Lender (A) all payments of principal and interest due and payable on the Loan to and including the Total Defeasance Date; (B) all other sums, if any, then due and payable under the Note, this Agreement, the Security Instrument and the other Loan Documents through and including the Total Defeasance Date (or, if the Total Defeasance Date is not a Monthly Payment Date, the next occurring Monthly Payment Date); (C) all escrow, closing, recording, legal, appraisal, Rating Agency and other fees, costs and expenses paid or incurred by Lender or its agents in connection with the Total Defeasance Event, the release of the lien of Security Instrument on the Property, the review of the proposed Defeasance Collateral and the preparation of the Security Agreement and related documentation; and (D) any revenue, documentary stamp, intangible or other taxes, charges or fees due in connection with the transfer or assumption of the Note by the Successor Borrower and/or the Total Defeasance Event.

(iii)      Borrower shall deposit (or cause to be deposited) the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Section 2.8(d) hereof;

(iv)      Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

(v)       Borrower shall deliver to Lender one (1) or more opinions of counsel for Borrower that are standard in commercial defeasance transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral; (B) if a Securitization has occurred (1) neither the REMIC Trust formed pursuant to such Securitization nor any subsequent or prior Securitization of the Loan or any portion thereof or interest therein will fail to maintain its respective status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code as a result of a Total Defeasance Event pursuant to this Section 2.8 and (2) the Total Defeasance Event would neither (I) constitute a “significant modification” of the Loan within the meaning of Treasury Regulation Section 1.860G02(b)(2) nor (II) cause the Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the IRS Code; and (C) intentionally omitted;

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(vi)      If required pursuant to the applicable pooling and servicing agreement and/or as may be required by the applicable Rating Agencies, Borrower shall deliver to Lender a Rating Agency Confirmation as to the Total Defeasance Event;

(vii)     Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.8 have been satisfied;

(viii)    Borrower shall deliver a certificate of a “big four” or other nationally recognized public accounting firm acceptable to Lender (or from an independent certified public accountant reasonably acceptable to Lender) certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(ix)       Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

(x)        Borrower shall pay all costs and expenses of Lender incurred in connection with the Total Defeasance Event, including, without limitation, Lender’s reasonable attorneys’ fees and expenses and Rating Agency fees and expenses.

(b)        If Borrower has elected to defease the entire Note and the requirements of this Section 2.8 have been satisfied, the Property shall be released from the lien of the Security Instrument and the Total Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Total Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and shall contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Applicable Law, and (ii) will affect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Security Instrument, including Lender’s reasonable attorneys’ fees.

(c)        Intentionally Omitted.

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(d)        On or before the date on which Borrower delivers (or causes to be delivered) the Total Defeasance Collateral, Borrower or Successor Borrower (as applicable) shall open at any Eligible Institution an Eligible Account (the “Defeasance Collateral Account”). The Defeasance Collateral Account shall contain only (i) Total Defeasance Collateral, and (ii) cash from interest and principal paid on the Total Defeasance Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral shall be paid over to Lender on each Monthly Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Total Defeasance Collateral not needed to pay the Scheduled Defeasance Payments shall be paid to Borrower or Successor Borrower (as applicable). Borrower or Successor Borrower (as applicable) shall cause the Eligible Institution at which the Total Defeasance Collateral is deposited to enter into an agreement with Borrower or Successor Borrower (as applicable) and Lender, satisfying the Prudent Lender Standard, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral in accordance with this Agreement. Borrower or Successor Borrower (as applicable) shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Total Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

(e)        In connection with a Total Defeasance Event under this Section 2.8, Borrower shall transfer and assign all obligations, rights and duties under and to the Note and the Security Agreement, together with the Total Defeasance Collateral to a newly-created successor entity, which entity shall be a Single Purpose Entity and which entity shall be designated or established by Lender, at Lender’s option (the “Successor Borrower”). Lender shall also have the right to purchase on behalf of Borrower, or cause to be purchased on behalf of Borrower, the pledged Total Defeasance Collateral. Such rights to designate or establish the Successor Borrower as provided above or to purchase, or cause the purchase of, on behalf of Borrower the pledged Total Defeasance Collateral as provided above may be exercised by Wells Fargo in its sole discretion and shall be retained by Wells Fargo as the original Lender herein (and any successor or assign of Wells Fargo under a specific assignment of such retained rights separate and apart from a Secondary Market Transaction related to all or any portion of the Loan), notwithstanding any Secondary Market Transaction related to all or any portion of the Loan. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and each of Borrower, Guarantor and Master Lessee shall be relieved of its respective obligations under the Loan Documents other than those obligations which by their terms survive a repayment, defeasance or other satisfaction of the Loan and/or a transfer of the Property in connection with Lender’s exercise of its remedies under the Loan Documents. Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Borrower shall pay all costs and expenses incurred by Lender, including the cost of establishing the Successor Borrower and Lender’s attorney’s fees and expenses, incurred in connection therewith.

(f)        Notwithstanding anything to the contrary contained in this Section 2.8, the parties hereto hereby acknowledge and agree that any Lender approval or similar discretionary rights over any matters contained in this Section 2.8 (any such matter, a “Defeasance Approval Item”) shall be construed such that Lender shall be permitted to withhold its consent or approval with respect to any Defeasance Approval Item only if the same fails to meet the Prudent Lender Standard.

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ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as of the Closing Date that:

Section 3.1        Legal Status and Authority.

Each of Borrower and Master Lessee (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property (as applicable). Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents on Borrower’s part to be performed. Master Lessee has full power, authority and legal right to keep and observe all of the terms of this Agreement and the other Loan Documents to which it is a party on Master Lessee’s part to be performed.

Section 3.2        Validity of Documents.

(a)        The execution, delivery and performance of this Agreement, the Note, the Security Instrument and the other Loan Documents by Borrower, Master Lessee, and their applicable Affiliates and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties, as applicable; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property, Borrower’s organizational documents, Master Lessee’s organizational documents, or any indenture, agreement or other instrument to which Borrower or Master Lessee is a party or by which it or any of its assets or the Property is or may be bound or affected, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the interest created under the Master Lease and the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument in appropriate land records in the State and except for Uniform Commercial Code filings relating to the security interest created hereby or by the Master Lease Assignment of Rents or the Memorandum of Subordination Agreement), (b) this Agreement, the Note, the Security Instrument and the other Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower through the undersigned authorized representative of Borrower and (c) this Agreement, the Note, the Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms. To the best of Borrower’s knowledge, the Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the lawful exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

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Section 3.3        Litigation.

There is no action, suit, investigation, arbitration or proceeding, judicial, governmental, administrative or otherwise (including any condemnation or similar proceeding), pending, filed, or, to the best of Borrower’s knowledge, threatened against or affecting Borrower, Sponsor, Master Lessee or Guarantor or against or affecting the Property that has not been disclosed to Lender by Borrower in writing in connection with the closing of the Loan, is not fully covered by insurance or, if determined adversely to Borrower, Sponsor, Master Lessee or Guarantor, could reasonably be expected to have a material adverse effect on (a) Borrower’s title to the Property, (b) the validity or enforceability of the Security Instrument, (c) Borrower’s ability to perform under the Loan Documents, (d) Guarantor’s ability to perform under the Guaranty, (e) the use, operation or value of the Property, (f) the principal benefit of the security intended to be provided by the Loan Documents, (g) the ability of the Property to generate net cash flow sufficient to pay the debt service and other amounts due under the Loan, or (h) Master Lessee’s ability to perform under the Loan Documents to which Master Lessee is a party and the Master Lease.

Section 3.4        Agreements.

(a)        Neither Borrower nor Master Lessee is a party to any agreement or instrument or subject to any restriction which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor Master Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Master Lessee or the Property is bound.

(b)        Neither Borrower nor Master Lessee has any material financial obligation under any agreement or instrument to which Borrower and/or Master Lessee is a party or by which Borrower, Master Lessee or the Property is otherwise bound, other than (i) Permitted Indebtedness and (ii) obligations under this Agreement, the Security Instrument, the Note, the Master Lease, the Management Agreement, the Franchise Agreement, other agreements relating to the operation of the Property entered into in the ordinary course of business in in accordance with the terms of the Loan Documents, and the other Loan Documents.

(c)        There is no agreement or instrument to which Borrower or Master Lessee is a party or by which Borrower or Master Lessee is bound that would require the subordination in right of payment of any of Borrower’s obligations hereunder or under the Note to an obligation owed to another party.

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Section 3.5        Financial Condition.

(a)        Each of Borrower and Master Lessee is solvent, and no proceeding under Creditors Rights Laws with respect to Borrower or Master Lessee has been initiated and Borrower has received reasonably equivalent value for the granting of the Security Instrument.

(b)        Neither the Property, nor any portion thereof, is the subject of any proceeding under Creditors Rights Laws.

(c)        No petition in bankruptcy has been filed by or against Borrower, Sponsor, Master Lessee, Guarantor or any constituent Person thereof, in the last ten (10) years, and none of Borrower, Sponsor, Guarantor, Master Lessee or any constituent Person thereof, in the last ten (10) years has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

(d)        Neither Borrower nor Master Lessee is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

Section 3.6        Disclosure.

Each of Borrower and Master Lessee has disclosed to Lender all material facts known to it and has not failed to disclose any material fact known to it that could cause any representation or warranty made herein to be materially misleading.

Section 3.7        No Plan Assets.

As of the date hereof and throughout the term of the Loan (a) neither Borrower nor Master Lessee is or will be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) neither Borrower nor Master Lessee is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with either Borrower or Master Lessee are not and will not be subject to any state statute, regulation or ruling regulating investments of, or fiduciary obligations with respect to, governmental plans, and (d) none of the assets of Borrower nor Master Lessee constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. As of the date hereof, neither Borrower, nor Master Lessee nor any ERISA Affiliate maintains, sponsors or contributes to a Defined Benefit Plan or a Multiemployer Plan. Neither Borrower, nor Master Lessee nor any ERISA Affiliate sponsors, contributes to or maintains either currently or in the past a plan, document, agreement, or arrangement subject to ERISA.

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Section 3.8        Not a Foreign Person.

Neither Borrower nor Master Lessee is a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.

Section 3.9        Business Purposes.

The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 3.10        Borrower Information.

Borrower’s principal place of business and its chief executive office as of the date hereof is 6363 Woodway, Suite 110, Houston, Texas 77057. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Borrower is not subject to back-up withholding taxes.

Section 3.11        Status of Property.

(a)        Each of Borrower and Master Lessee has obtained (or caused to be obtained) all material certificates, licenses, permits, franchises, consents, any applicable liquor licenses, and other approvals, governmental and otherwise, necessary for the ownership and operation of the Property and the conduct of its business (collectively, “Licenses”) and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(b)        Except as disclosed in the zoning report delivered to Lender in connection with the origination of the Loan, the Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Applicable Law.

(c)        The Property is served by all utilities necessary for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service. The Property is served by public water and sewer systems. All utilities and public water and sewer systems serving the Property are adequate for the current or contemplated use thereof.

(d)        All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property.

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(e)        The Property is free from damage caused by fire or other casualty. Except as disclosed in any physical conditions report delivered to Lender in connection with its underwriting of the Loan, to Borrower’s knowledge, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and neither Borrower nor Master Lessee has received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(f)        To the best of Borrower’s knowledge after due inquiry, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under Applicable Law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument.

(g)        Borrower or Master Lessee has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except with respect to Permitted Encumbrances.

(h)        All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Law.

(i)        No portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 7.1(a) hereof. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

(j)        Except for encroachments that are insured against pursuant to the Title Insurance Policy or otherwise do not cause a Material Adverse Effect, to Borrower’s knowledge, except, if applicable, as otherwise disclosed in the survey of the Property delivered to Lender in connection with the closing of the Loan, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land and no improvements on adjoining properties encroach onto the Property.

(k)        To Borrower’s knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

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Section 3.12        Financial Information.

All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Sponsor, Guarantor, Master Lessee and/or the Property (a) are true, complete and correct in all material respects, (b) fairly represent the financial condition of Borrower, Sponsor, Guarantor, Master Lessee or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP and the Uniform System of Accounts throughout the periods covered, except as disclosed therein; provided, however, that if any financial data is delivered to Lender by any Person other than Borrower, Sponsor, Guarantor, Master Lessee or any Affiliate of Borrower, Sponsor, Guarantor or Master Lessee, or if such financial data has been prepared by or at the direction of any Person other than Borrower, Sponsor, Guarantor, Master Lessee or any Affiliate of Borrower, Sponsor, Guarantor or Master Lessee, then the foregoing representations with respect to such financial data shall be to the best of Borrower’s knowledge, after due inquiry. Neither Borrower nor Master Lessee has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and/or Master Lessee and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements delivered with respect to Borrower, Sponsor, Guarantor Master Lessee and/or the Property, there has been no materially adverse change in the financial condition, operations or business of Borrower, Sponsor, Master Lessee or Guarantor from that set forth in said financial statements.

Section 3.13        Condemnation.

No Condemnation or other proceeding has been commenced, is pending or, to Borrower’s best knowledge, is threatened with respect to all or any portion of the Property or for the relocation of the access to the Property.

Section 3.14        Separate Lots.

The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 3.15        Insurance.

Borrower has obtained and has delivered to Lender certificates of insurance and/or other evidence reasonably satisfactory to Lender reflecting that the insurance coverages, amounts and other requirements set forth in this Agreement are in place. There are no present claims with respect to the Property of any material nature under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 3.16        Use of Property.

The Property is used exclusively as a hotel and for other appurtenant and related uses.

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Section 3.17        Leases and the Master Lease.

(a) Borrower is the sole owner of the entire lessor’s interest in the Master Lease, the Property is not subject to any leases other than the Master Lease, and Borrower is the holder of an assignee’s interest of all Rents from the Leases pursuant to the Master Lease Assignment of Leases; (b) no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Master Lease and for Hotel Transactions; (c) the Master Lease is valid and enforceable against Borrower and/or Master Lessee, as applicable, and is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein); (d) no party under the Master Lease is in default and to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under the Master Lease; (e) all Rents due have been paid in full and Master Lessee is not in arrears in its payment of Rent; (f) except with respect to the Master Lease Assignment of Leases, none of the Rents or the Master Lease have been assigned or otherwise pledged or hypothecated; (g) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (h) the premises demised under the Master Lease have been completed and Master Lessee has accepted the same and have taken possession of the same on a rent-paying basis with no rent concessions to Master Lessee; (i) there exist no offsets or defenses to the payment of any portion of the Rents and Borrower does not have any monetary obligation to Master Lessee under the Master Lease except as may be specifically set forth therein; (j) Borrower has not received notice from Master Lessee challenging the validity or enforceability of the Master Lease; (k) except with respect to the Master Lease Documents, there are no agreements with the Master Lessee other than expressly set forth in the Master Lease; (l) the Master Lease does not contain any option to purchase, right of first refusal to purchase, right of first refusal to lease additional space at the Property, or any other similar provision; (m) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to the Master Lease and for Hotel Transactions; (n) Master Lessee has not exercised any right to “go dark” that it may have under the Master Lease (as applicable) and no event has occurred that, but for the giving of notice and/or passage of time, would give Master Lessee any right to abate rent, “go dark” or terminate the Master Lease; (o) all security deposits relating to the Master Lease (if any) have been collected by Borrower; (p) no brokerage commissions or finders fees are due and payable regarding any Lease or the Master Lease; (q) Master Lessee is in actual, physical occupancy of the premises demised under the Master Lease and as of the Closing Date shall be paying full rent under the Master Lease, and (r) the representations made in the estoppel delivered with respect to the Ground Lease in connection with the Loan are to Borrower’s knowledge true, complete and correct.

Section 3.18        Filing and Recording Taxes.

All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under Applicable Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Security Instrument, the Note and the other Loan Documents, including, without limitation, the Security Instrument, have been paid or will be paid, and, under current Applicable Law, the Security Instrument is enforceable in accordance with its terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 3.19      Management Agreement and Franchise Agreement.

(a)        The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the date hereof, no management fees under the Management Agreement are due and payable.

(b)        The Franchise Agreement is in full force and effect and there is no default thereunder by Master Lessee or, to Borrower’s knowledge, Franchisor, and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder (to Borrower’s knowledge, as to the obligations of Franchisor). As of the date hereof, no franchise fees or any other fees under the Management Agreement are due and payable.

Section 3.20      Illegal Activity/Forfeiture.

(a)        No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property (including, without limitation, for so long as such activities are illegal, any growing, distributing and/or dispensing of medical marijuana).

(b)        There has not been and shall never be committed by Borrower, Master Lessee or (to Borrower’s knowledge) any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under this Agreement, the Note, the Security Instrument or the other Loan Documents. Each of Borrower and Master Lessee hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Each of Borrower and Master Lessee also hereby covenants and agrees that it shall not commit, permit or suffer to exist any illegal activities or activities relating to controlled substances at the Property (including, without limitation, for so long as such activities are illegal, any growing, distributing and/or dispensing of medical marijuana).

Section 3.21        Taxes.

Borrower and/or Master Lessee, as applicable, has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Neither Borrower nor Master Lessee knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

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Section 3.22        Permitted Encumbrances.

None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Agreement, the Security Instrument, the Note and the other Loan Documents, materially and adversely affects the value or marketability of the Property, materially impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.

Section 3.23        Material Agreements.

With respect to each Material Agreement, (a) each Material Agreement is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no defaults under any Material Agreement by Borrower or Master Lessee, as applicable, or, to Borrower’s knowledge, any other party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Material Agreement, (c) all payments and other sums due and payable by Borrower and/or Master Lessee, as applicable, or, to Borrower’s knowledge, by any other party thereto, under the Material Agreements have been paid in full, (d) no party to any Material Agreement has commenced any action or given to Borrower or Master Lessee (or to Borrower’s knowledge, to any other party thereto) or received from Borrower or Master Lessee (or to Borrower’s knowledge, from any other party thereto) any notice for the purpose of terminating any Material Agreement, and (e) the representations made in any estoppel or similar document delivered with respect to any Material Agreement in connection with the Loan are to Borrower’s knowledge true, complete and correct.

Section 3.24        Intentionally Omitted.

Section 3.25        Federal Reserve Regulations.

No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement, the Security Instrument, the Note or the other Loan Documents.

Section 3.26        Investment Company Act.

Neither Borrower nor Master Lessee is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

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Section 3.27        Fraudulent Conveyance.

Neither Borrower nor Master Lessee has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and each of Borrower and Master Lessee has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan and the Master Lease Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents and the Master Lease Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent obligations. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents and the transactions contemplated by the Master Lease Documents, be greater than Borrower’s probable liabilities, including the probably maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither Borrower nor Master Lessee intends to, or believes that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower or Master Lessee, respectively, and the anticipated need to refinance the Loan in order to repay it on the Maturity Date).

Section 3.28        Embargoed Person.

As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) to the best of Borrower’s knowledge after due inquiry, none of the funds or other assets of Borrower, Sponsor, Master Lessee or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower, Master Lessee and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan made by Lender is in violation of Applicable Law (“Embargoed Person”); (b) to the best of Borrower’s knowledge after due inquiry unless expressly waived in writing by Lender, no Embargoed Person has any interest of any nature whatsoever in Borrower, Master Lessee or Guarantor, as applicable, with the result that the investment in Borrower, Master Lessee and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law; and (c) to the best knowledge of Borrower, none of the funds of Borrower, Sponsor, Master Lessee or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Master Lessee and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law. Notwithstanding the foregoing, to the extent that an Embargoed Person acquires a non-controlling interest in Guarantor, either (1) without the knowledge of Borrower, Sponsor, Master Lessee or Guarantor, through a transaction brokered by a FINRA licensed broker dealer not affiliated with Guarantor, provided such broker dealer has executed a dealer agreement or selling agreement with Guarantor or an affiliate of Guarantor (which may be the managing broker dealer for the Guarantor) in which it covenants to, among other things, comply with The USA PATRIOT Act (or any successor legislation), or (2) without the knowledge of Borrower, Sponsor, Master Lessee or Guarantor, after the initial sale or offering of such interests in Guarantor, the resulting breach of the foregoing representations shall be deemed to be unintentional and not willful or grossly negligent for purposes of Section 13.1(a) hereof. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, Sponsor, Master Lessee or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is designated as an Embargoed Person, Borrower shall immediately notify Lender in writing. At Lender’s option, it shall be an Event of Default hereunder if Borrower, Guarantor, Master Lessee, or Sponsor is designated as an Embargoed Person.

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Section 3.29        Patriot Act.

All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act (collectively referred to in this Section only as the “Patriot Act”), when used, have the meanings ascribed to such terms. Borrower hereby represents and warrants that Borrower, Sponsor, Master Lessee and Guarantor and, to the best of Borrower’s knowledge, each and every Person affiliated with Borrower, Sponsor, Master Lessee and/or Guarantor or that to Borrower’s knowledge has an economic interest in Borrower, is: (i) in full compliance with all applicable requirements of the Patriot Act and any regulations issued thereunder; (ii) operated under policies, procedures and practices, if applicable, that are in compliance with the Patriot Act and, to the extent obtainable by Borrower, Master Lessee and/or any affiliate thereof, available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (iv) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (v) not owned or controlled by or now acting and or will in the future act for or on behalf of any person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, Sponsor, Master Lessee or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. At Lender’s option, it shall be an Event of Default hereunder if Borrower, Guarantor, Master Lessee, or Sponsor is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

Section 3.30        Organizational Chart.

The organizational chart attached as Schedule II hereto, relating to Borrower, Master Lessee and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

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Section 3.31      Bank Holding Company.

Neither Borrower nor Master Lessee is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 3.32      Intentionally Omitted.

Section 3.33      REA Representations.

With respect to each REA, (a) each REA is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no defaults under any REA by Borrower and/or Master Lessee, as applicable, or, to Borrower’s knowledge, any other party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default by Borrower and/or Master Lessee, as applicable (or, to Borrower’s knowledge, by any other party thereto) under any REA, (c) all sums due and payable by Borrower and/or Master Lessee, as applicable (or, to Borrower’s knowledge, by any other party thereto) under each REA have been paid in full, (d) no party to any REA has commenced any action or given to Borrower or Master Lessee (or to Borrower’s knowledge, to any other party thereto) or received from Borrower or Master Lessee (or to Borrower’s knowledge, from any other party thereto) any notice for the purpose of terminating any REA, and (e) the representations made in any estoppel or similar document delivered with respect to any REA in connection with the Loan, if any, are to Borrower’s knowledge true, complete and correct.

Section 3.34      No Change in Facts or Circumstances.

All information submitted by Borrower, Guarantor, Master Lessee or Sponsor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Sponsor, Master Lessee and/or Guarantor in this Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects, provided, however, that if such information was provided to Borrower, Guarantor, Master Lessee or Sponsor by non-affiliated third parties, Borrower represents that such information is, to the best of its knowledge after due inquiry, accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that would otherwise have a Material Adverse Effect.

Section 3.35      Perfection of Accounts.

Borrower hereby represents and warrants to Lender that:

(a)        This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts; and

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(b)       The Accounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code, as set forth in the Cash Management Agreement.

Section 3.36    Franchise Agreement. The Franchise Agreement is in full force and effect and there is no default thereunder by any party thereto (to Borrower’s knowledge after due inquiry, as to Franchisor) and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder (to Borrower’s knowledge after due inquiry, as to the obligations of Franchisor).

Section 3.37     Guarantor and Sponsor Representations.

(a)        Borrower hereby represents and warrants that, as of the date hereof, the representations and warranties set forth in Sections 3.1, 3.2, 3.4(a), 3.5 (but excluding 3.5(b) thereof), 3.6, 3.7, 3.8, 3.21, and 3.27 above are true and correct with respect to Guarantor, as the same are applicable to Guarantor. Wherever the term “Borrower” is used in each of the foregoing Sections it shall be deemed to be “Guarantor” with respect to Guarantor.

(b)        Borrower hereby represents and warrants that, as of the date hereof, the representations and warranties set forth in Section 3.5 above are true and correct with respect to Sponsor, as the same are applicable to Sponsor. Wherever the term “Borrower” is used in each of the foregoing Sections it shall be deemed to be “Sponsor” with respect to Sponsor.

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 4.

BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents, other than surviving indemnity obligations as to which no claim is then pending, or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, each of Borrower and Master Lessee hereby covenants and agrees with Lender that:

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Section 4.1        Existence.

Each of Borrower and Master Lessee will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the applicable State and (c) to the extent necessary to the ownership and/or operation of the Property and/or or if failure to maintain any franchise or trade name could reasonably be expected to have a Material Adverse Effect, its franchises and trade names, if any.

Section 4.2        Applicable Law.

(a)        Each of Borrower and Master Lessee shall promptly comply and shall cause the Property to comply in all material respects with all Applicable Law affecting the Borrower, Master Lessee and the Property, or the use thereof, including, without limitation, all Environmental Laws and Applicable Law relating to OFAC, Embargoed Persons and the Patriot Act. Each of Borrower and Master Lessee shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, Licenses, permits, trade names, and franchises (and with respect to trade names and franchises, to the extent necessary to the ownership and/or operation of the Property, or if failure to maintain any franchise or trade name could reasonably be expected to have a Material Adverse Effect). Borrower shall give prompt notice to Lender of the receipt by Borrower and/or Master Lessee of (i) any written notice related to a violation of any Applicable Law and (ii) any notice of the commencement of any proceedings or investigations which relate to compliance with Applicable Law.

(b)        After prior written notice to Lender, Borrower or Master Lessee, at Borrower’s or Master Lessee’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Applicable Law, the applicability of any Applicable Law to Borrower, Master Lessee or the Property or any alleged violation of any Applicable Law, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower and/or Master Lessee is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or interest therein will be in impending danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall, and shall cause Master Lessee to, promptly upon final determination thereof comply with (or shall cause compliance with) any such Applicable Law determined to be valid or applicable or cure any violation of any Applicable Law; (v) such proceeding shall suspend the enforcement of the contested Applicable Law against Borrower, Master Lessee or the Property; and (vi) Borrower shall furnish, or cause Master Lessee to furnish, such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Applicable Law, together with all interest and penalties payable in connection therewith. Lender (x) may apply any such security or part thereof, as necessary to cause compliance with such Applicable Law at any time when, in the judgment of Lender, the validity, applicability or violation of such Applicable Law is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost, (y) provided that no Event of Default has occurred and is continuing, make such security available to Borrower or Master Lessee, as the case may be, to satisfy any obligation that may be payable by it in connection with the matter so contested, and (z) provided that no Event of Default has occurred and is continuing, shall release any balance of such security to Borrower or Master Lessee, as the case may be.

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Section 4.3        Maintenance and Use of Property.

Each of Borrower and Master Lessee shall cause the Property to be maintained in a good and safe condition and repair in all material respects. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement or disposal of the Personal Property) without the consent of Lender or as otherwise permitted pursuant to Section 4.21 hereof. Borrower shall promptly repair, replace or rebuild (or shall cause to be repaired, replaced or rebuilt) any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.13 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Except with Lender’s prior written consent, neither Borrower nor Master Lessee shall initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, neither Borrower nor Master Lessee will cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

Section 4.4        Waste.

Neither Borrower nor Master Lessee shall commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that could reasonably be expected to invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that could reasonably be expected to materially impair the value of the Property or the security for the Loan. Neither Borrower nor Master Lessee will, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 4.5        Taxes and Other Charges.

(a)        Borrower shall pay, or shall cause Master Lessee to pay, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay, or cause to be paid, Taxes and Other Charges shall be suspended for so long as Borrower complies with the terms and provisions of Section 8.1 hereof. Borrower shall furnish, or shall cause Master Lessee to furnish, to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes and Other Charges in the event that such Taxes and Other Charges have been paid by Lender pursuant to Section 8.1 hereof). Except to the extent being contested in accordance with the Loan Documents, Borrower (i) shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property, and (ii) shall promptly pay for all utility services provided to the Property.

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(b)        After prior written notice to Lender, Borrower or Master Lessee, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or interest therein will be in impending danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender (x) may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien, (y) provided that no Event of Default has occurred and is continuing, shall make such security available to Borrower or Master Lessee, as the case may be, to satisfy any obligation that may be payable by it in connection with the matter so contested, and (z) provided that no Event of Default has occurred and is continuing, shall release any balance of such security to Borrower or Master Lessee, as the case may be.

Section 4.6        Litigation.

Borrower shall, after becoming aware thereof, give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, Master Lessee or any SPE Component Entity which could reasonably be expected to have a Material Adverse Effect.

Section 4.7        Access to Property.

Subject to the rights of Tenants under Leases and the rights of Persons renting hotel rooms pursuant to Hotel Transactions, Borrower shall permit (and shall cause Master Lessee to permit) agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

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Section 4.8        Notice of Default.

Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Master Lessee’s and/or Guarantor’s condition (financial or otherwise) or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

Section 4.9        Cooperate in Legal Proceedings.

Borrower shall, and shall cause Master Lessee to, cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Security Instrument or the other Loan Documents and, in connection therewith, permit Lender, at Lender’s election, to participate in any such proceedings.

Section 4.10        Performance by Borrower and Master Lessee.

Borrower shall, and shall cause Master Lessee to, in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower and/or Master Lessee, as applicable, under this Agreement, the Security Instrument, the Note and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 4.11        Awards.

Borrower shall, and shall cause Master Lessee to, cooperate with Lender in obtaining for Lender the benefits of any Awards or insurance proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Lender of the expense of an appraisal on behalf of Borrower or Master Lessee in case of a Casualty or Condemnation affecting the Property or any part thereto) out of such Awards or insurance proceeds.

Section 4.12        Books and Records.

(a)           Borrower shall keep, and shall cause Master Lessee to keep, adequate books and records of account in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP, or in accordance with other methods acceptable to Lender in its reasonable discretion (consistently applied), and Borrower will furnish, or cause Master Lessee to furnish, to Lender:

(i)        quarterly (and prior to a Securitization, monthly) certified occupancy report for the subject month, including an average daily rate, and any franchise inspection reports received by Borrower and/or Master Lessee during such month (in the form approved by Lender in connection with the closing of the Loan) and tenant sales reports (if applicable), each signed and dated by a Responsible Officer of Borrower, within fifteen (15) days after the end of each calendar month or forty five (45) days after the end of each calendar quarter, as applicable. On or before thirty (30) days after the end of each calendar month, Borrower also will furnish, or cause to be furnished, to Lender the most current Smith Travel Research Reports then available to Borrower reflecting market penetration and relevant hotel properties competing with the Property;

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(ii)       quarterly (and prior to a Securitization, monthly) operating statements of the Property, prepared and certified by a Responsible Officer of Borrower or Master Lessee, as applicable, in the form required by Lender, detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation, an occupancy report for the subject quarter, including an average daily rate, and containing appropriate year-to-date information, within fifteen (15) days after the end of each calendar month or forty five (45) days after the end of each calendar quarter, as applicable;

(iii)      an annual balance sheet, profit and loss statement, statement of cash flow, and statement of change in financial position of Borrower and Master Lessee prepared and certified by a Responsible Officer of Borrower or Master Lessee, as applicable, to be true and correct, within ninety (90) days after the close of each fiscal year of Borrower;

(iv)      an annual operating statement of the Property prepared and certified by a Responsible Officer of Borrower or Master Lessee, as applicable, to be true and correct, detailing the revenues received, the expenses incurred and major capital improvements for the period of calculation, including occupancy statistics for the Property, and containing appropriate year-to-date information, within ninety (90) days after the close of each fiscal year of Borrower;

(v)        by no later than December 15 of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements (the “Annual Budget”). During the continuance of a Cash Trap Event Period, Lender shall have the right to approve each Annual Budget and no Annual Budget shall take effect unless and until the same has been approved by Lender. Until such time that Lender approves a proposed Annual Budget for which its approval is required hereunder, the most recent Annual Budget shall apply; provided that such Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges and for increases in occupancy; and

(vi)       by no later than fifteen (15) days after and as of the end of each calendar month during the period prior to Securitization (if requested by Lender), and thereafter by no later than forty five (45) days after and as of the end of each calendar quarter, a summary report containing each of the following with respect to the Property for the most recently completed calendar month or quarter (to the extent applicable): (A) aggregate sales by tenants under Leases or other occupants of the Property, both on an actual (or to the extent such information is not provided by such tenants or occupants, Borrower’s best estimate) and on a comparable store basis, (B) rent per square foot payable by each such tenant or occupant, (C) aggregate occupancy of the Property by anchor space and in-line store space and (D) a tenant aging and receivables report; and.

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(vii)      Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower’s fiscal years, a statement certified by Borrower or a Responsible Officer of Borrower of the amounts of insurance maintained in compliance with this Agreement, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

(b)        Upon request from Lender, Borrower shall furnish in a timely manner to Lender (to the extent applicable):

(i)        a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by a Responsible Officer of Borrower to be true and complete, but no more frequently than quarterly; and

(ii)       an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

(c)        Within ten (10) days of Lender’s request, Borrower shall furnish Lender (and shall cause Master Lessee and/or Guarantor to furnish to Lender) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender. Borrower shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records at any reasonable time from time to time during business hours upon reasonable advance notice.

(d)        Borrower agrees that all financial statements and other items required to be delivered to Lender pursuant to this Section 4.12 (each a “Required Financial Item” and, collectively, the “Required Financial Items”) shall: (i) be complete and correct in all material respects; (ii) present fairly the financial condition of the party; (iii) disclose all liabilities that are required to be reflected or reserved against; and (iv) be prepared (A) in electronic and (if requested by Lender) hardcopy formats and (B) in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP or in accordance with other methods acceptable to Lender in its sole discretion (consistently applied). Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that no Required Financial Item shall contain any misrepresentation or omission of a material fact.

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Section 4.13        Estoppel Certificates.

(a)        After request by Lender, Borrower, within ten (10) days of such request, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses are known by Borrower to exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases (if any) are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, if any, (xi) whether or not, to the best knowledge of Borrower, any of the Tenants are in default under the Leases, and, if any of the Tenants are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease (if any) and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases or the Master Lease, the obligations created and evidenced hereby and by the Security Instrument or the Property.

(b)        Borrower shall use its best efforts to deliver (and to cause Master Lessee to deliver) to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the Lease(s) to which such Tenants are a party, as Lender may reasonably require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party (except as may be expressly set forth in such estoppel), that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant executing such estoppel claims no defense or offset against the full and timely performance of its obligations under the Lease except as may be expressly set forth in such estoppel.

(c)        Borrower shall, promptly upon request of Lender deliver an estoppel certificate from the Master Lessee stating that (i) the Master Lease is in full force and effect and has not been modified, amended or assigned (or listing the modifications, amendments or assignments, if any), (ii) no Event of Default (as defined in the Master Lease) by Master Lessee exists under the Master Lease (or describing in reasonable detail any Event of Default that does exist), (iii) neither Master Lessee nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Master Lease and (iv) all sums due and payable under the Master Lease have been paid in full (or describing in reasonable detail any amounts then remaining due and unpaid).

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(d)        In connection with the Securitization of the Loan (or any portion thereof or interest therein), at Lender’s request, Borrower shall provide an estoppel certificate to any Investor or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may reasonably require.

(e)        Borrower shall use commercially reasonable efforts to deliver to Lender, upon request, estoppel certificates from each party under each REA and each Material Agreement in form and substance reasonably acceptable to Lender.

Section 4.14        Leases and Rents.

(a)        Upon request, Borrower shall furnish (or shall cause Master Lessee to furnish) Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party Tenants. Within twenty (20) days after the execution of a Lease or any renewals, amendments or modification of a Lease, Borrower shall deliver to Lender a copy thereof, together with Borrower’s certification that such Lease (or such renewal, amendment or modification) was entered into in accordance with the terms of this Agreement.

(b)        All Major Leases and all renewals, amendments and modifications thereof (including, without limitation, any subletting or assignment thereunder not contemplated by the express terms of such Major Lease (other than any subletting or assignment which does not require Borrower’s consent under such Lease)) executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld or delayed.

(c)        Lender shall execute and deliver a Subordination, Non-Disturbance and Attornment Agreement on Lender’s then current standard form to Tenants under future Major Leases approved by Lender promptly upon request with such commercially reasonable changes as may be requested by Tenants, from time to time, as are reasonably acceptable to Lender. Lender’s execution of a Subordination, Non-Disturbance and Attornment Agreement which is not in compliance with the foregoing sentence shall be at Lender’s sole discretion and subject to such additional conditions as Lender shall reasonably determine.

(d)        Borrower shall, and shall cause Master Lessee to, (i) observe and perform the obligations imposed upon the lessor under the Leases in all material respects in a commercially reasonable manner; (ii) enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not (and shall cause Master Lessee to not) terminate or accept a surrender of a Major Lease without Lender’s prior approval; (iii) not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) not, without Lender’s consent, alter, modify or change any Major Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the lessee or increase the obligations of lessor; and (vi) hold all security deposits under all Leases in accordance with Applicable Law.

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(e)        Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold (or permit Master Lessee to willfully withhold) from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan.

(f)        Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s or Master Lessee’s receipt of any termination fee or payment (“Lease Event Payment”) paid by any Tenant under any Lease or by Master Lessee in consideration of any termination, modification or amendment or settlement of any Lease or the Master Lease or any release or discharge of any Tenant under any Lease, or Master Lessee under the Master Lease, from any obligation thereunder (a “Lease Event”). Borrower further covenants and agrees that (i) Borrower shall hold (or shall cause Master Lessee to hold) any such Lease Event Payment in trust for the benefit of Lender and (ii) (A) in the event such Lease Event Payment is less than $50,000 and such Lease Event does not have a Material Adverse Effect, such Lease Event Payment shall be payable to Borrower (or Master Lessee, as the case may be) or (B) in the event such Lease Event Payment equals or exceeds $50,000 or such Lease Event has a Material Adverse Effect and provided there is no Event of Default or Cash Trap Event Period, such Lease Event Payment shall be placed by Borrower (or Master Lessee, as the case may be) in reserve with Lender, to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the Property and/or for payment of the Debt or otherwise in connection with the Loan and/or the Property, as so determined by Lender, in its sole discretion.

(g)        Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any leasing matters set forth in this Section 4.14, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”. In the event that Lender fails to respond to the leasing matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide (or shall cause Master Lessee to provide) Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease comparables and other market information as reasonably required by Lender. For purposes of clarification, Lender requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing.

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Section 4.15        Management Agreement and Franchise Agreement.

(a)          Borrower shall, and shall cause Master Lessee to, (i) diligently perform, observe and enforce in a commercially reasonable manner all of the terms, covenants and conditions of the Management Agreement and the Franchise Agreement on the part of Borrower and/or Master Lessee, as applicable, to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower and/or Master Lessee under the Management Agreement and the Franchise Agreement and (ii) promptly notify Lender of the giving of any notice to Borrower and/or Master Lessee of any default by Borrower or Master Lessee, as applicable, in the performance or observance of any of the terms, covenants or conditions of the Management Agreement and/or the Franchise Agreement on the part of Borrower and/or Master Lessee, as applicable, to be performed and observed and deliver to Lender a true copy of each such notice. Without Lender’s prior written consent, Borrower shall not (and shall cause Master Lessee to not) (x) surrender the Management Agreement and/or the Franchise Agreement, (y) consent to the assignment by Manager and/or Franchisor of its interest under the Management Agreement or the Franchise Agreement, as applicable (to the extent that any such consent is required under the terms thereof), or (z) terminate or cancel the Management Agreement and/or the Franchise Agreement or modify, change, supplement, alter or amend the Management Agreement or the Franchise Agreement in any respect, either orally or in writing; provided, however, that Borrower and/or Master Lessee, as applicable, may modify, supplement or amend the Franchise Agreement so long as such modification, supplement, or amendment (A) does not materially increase the obligations (or materially decrease the rights) of Borrower and/or Master Lessee thereunder, (B) add any additional restrictions on Borrower, Master Lessee or the Property, (C) materially increase the rights (or materially decrease the obligations) of Franchisor thereunder, or (D) include or modify any restriction on Lender’s ability to sell the Loan (provided that customary releases of claims that might exist against the Franchisor required in connection with a waiver, consent, forbearance or other modification entered into for the benefit of Borrower or Master Lessee shall not be deemed to violate the foregoing limitations). Any such surrender of the Management Agreement and/or the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement and/or the Franchise Agreement without the prior consent of Lender (to the extent such consent is required) shall be void and of no force and effect.

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(b)        If Borrower or Master Lessee shall default in the performance or observance of any material term, covenant or condition of the Management Agreement and/or the Franchise Agreement on the part of Borrower or Master Lessee, as applicable, to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement and/or the Franchise Agreement on the part of Borrower or Master Lessee to be performed or observed to be promptly performed or observed on behalf of Borrower or Master Lessee to the end that the rights of Borrower and/or Master Lessee in, to and under the Management Agreement and/or the Franchise Agreement shall be kept unimpaired and free from default. Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Manager shall deliver to Lender a copy of any notice sent to Borrower and/or Master Lessee of default under the Management Agreement and/or the Franchise Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon.

(c)        Borrower shall notify Lender, or shall cause Master Lessee to notify Lender, if Manager sub-contracts to a third party or an affiliate any or all of its management responsibilities under the Management Agreement. Borrower shall, from time to time, use its best efforts to obtain (or to cause Master Lessee to obtain) from Manager under the Management Agreement such certificates of estoppel with respect to compliance by Borrower and Master Lessee with the terms of the Management Agreement as may be reasonably requested by Lender. Borrower shall exercise (or shall cause Master Lessee to exercise) each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and each of Borrower and Master Lessee hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower and/or Master Lessee, as applicable, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph or to Section 4.15(b) hereof shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

(d)        Without limitation of the foregoing, if the Management Agreement is terminated pursuant to the Assignment of Management Agreement or for any other reason, then Lender, at its option, may require Borrower or Master Lessee, as applicable, to engage, in accordance with the terms and conditions set forth in the Assignment of Management Agreement, a new manager (the “New Manager”) to manage the Property, which such New Manager shall be a Qualified Manager. New Manager shall be engaged by Borrower or Master Lessee, as the case may be, pursuant to a written management agreement that complies with the terms hereof and of the Assignment of Management Agreement and is otherwise satisfactory to Lender in all respects. New Manager, Borrower and Master Lessee shall execute an Assignment of Management Agreement in form and substance reasonably acceptable to Lender and New Manager, which shall be based on the form then used by Lender. Without limitation of the foregoing, if required by Lender, Borrower shall, as a condition precedent to Borrower’s or Master Lessee’s engagement of such New Manager, obtain a Rating Agency Confirmation with respect to such New Manager and management agreement.

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(e)        In the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Borrower or Master Lessee to obtain Lender’s consent to any termination or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Borrower shall, or shall cause Master Lessee to, promptly enter into a Replacement Franchise Agreement with a Qualified Franchisor.

(f)        Upon the occurrence and during the continuation of an Event of Default, neither Borrower nor Master Lessee shall grant any consent or approval that would cause Borrower and/or Master Lessee to incur any material cost (including, without limitation, in connection with any property improvement plan or material capital expenditure to the extent such consent or approval is needed) under the Management Agreement or the Franchise Agreement without the prior consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

Section 4.16        Payment for Labor and Materials.

(a)        Subject to Section 4.16(b), Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.

(b)        After prior written notice to Lender, Borrower or Master Lessee, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower, Master Lessee or to the Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower and/or Master Lessee is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower or Master Lessee shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Borrower or Master Lessee, as the case may be, shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Lender may (x) apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost, (y) provided that no Event of Default has occurred and is continuing, shall make such security available to Borrower or Master Lessee, as the case may be, to satisfy any obligation that may be payable by it in connection with the matter so contested, and (z) provided that no Event of Default has occurred and is continuing, shall release any balance of such security to Borrower or Master Lessee, as the case may be.

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Section 4.17      Performance of Other Agreements.

Borrower shall observe and perform (and shall cause Master Lessee to observe and perform), in all material respects, each and every term to be observed or performed by Borrower and/or Master Lessee, as applicable, pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 4.18      Debt Cancellation.

Neither Borrower nor Master Lessee shall cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower and/or Master Lessee, as applicable, by any Person, except for adequate consideration and in the ordinary course of Borrower’s and/or Master Lessee’s business, and except that (if applicable) cancellation, forgiveness or releases in respect of Hotel Transactions may be effected in Borrower’s (or Master Lessee’s) reasonable business judgment.

Section 4.19      ERISA.

(a)         Neither Borrower nor Master Lessee shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative exemption) prohibited transaction under ERISA (“ERISA”) or constitute a violation of any state statute, regulation or ruling impacting a Defined Benefit Plan or a governmental plan.

(b)         Borrower shall deliver (or shall cause to be delivered) to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) neither Borrower nor Master Lessee is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) neither Borrower nor Master Lessee is subject to any state statute, regulation or ruling regulating investments of, or fiduciary obligations with respect to, governmental plans; and (C) one or more of the following circumstances is true:

(i)        Equity interests in Borrower and/or Master Lessee, as applicable, are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

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(ii)       Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower and/or Master Lessee, as applicable, is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2), as modified by ERISA Section 3(42), disregarding the value of any equity interests in Borrower held by (I) a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of Borrower and/or Master Lessee, as applicable,, (II) any person who provides investment advice for a fee (direct or indirect) with respect to the assets of Borrower and/or Master Lessee, as applicable,, or (III) any affiliate of a person described in the immediately preceding clause (I) or (II);

(iii)      Each of Borrower and Master Lessee qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e);

(iv)      The assets of each of Borrower and Master Lessee are not otherwise “plan assets” of one or more “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. §2510.3-101, as modified by ERISA Section 3(42); or

(v)        If a state statute, regulation or ruling does apply to transactions by or with Borrower and/or Master Lessee regulating investments of, or fiduciary obligations with respect to, governmental plans, no transactions contemplated by the Loan Documents will violate such statute, regulation or ruling.

(c)        Neither Borrower nor Master Lessee shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower or Master Lessee to, maintain, sponsor, contribute to or become obligated to contribute to, any Defined Benefit Plan or a Multiemployer Plan or permit the assets of Borrower or Master Lessee to (i) become “plan assets”, whether by operation of law or under regulations promulgated under ERISA or (ii) become subject to any state statute, regulation or ruling regulating investments of, or fiduciary obligations with respect to, governmental plans.

Section 4.20        No Joint Assessment.

Borrower shall not, and shall cause Master Lessee to not, suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, or (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

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Section 4.21        Alterations.

Lender’s prior approval (which approval shall not be unreasonably withheld or delayed) shall be required in connection with any alterations to any Improvements (a) that could reasonably be expected to have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold, or (c) that are structural in nature, except for (x) any alterations performed as a part of a Restoration in accordance with Section 7.4 hereof, (y) any alterations or tenant improvements being made expressly pursuant to existing Leases that have been reviewed and approved by Lender and (z) any Immediate Repairs. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that are required to comply with the Franchise Agreement, unless the aggregate cost of such alterations is reasonably anticipated to exceed five percent (5%) of the original principal amount of the Debt. If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Lender (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), or (iv) a completion bond (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold. All alterations to any Improvements shall be made lien-free and in a good and workmanlike manner in accordance with all Applicable Laws. Lender shall make such security available to pay, or to reimburse Borrower or Master Lessee for, the costs of such alterations, in accordance with the disbursement procedures applicable to disbursements from the Replacement Reserve Funds; and, upon presentation by Borrower or Master Lessee of satisfactory completion of such alteration in accordance therewith, Lender shall release any remaining portion of such security to Borrower or Master Lessee, as either of them may direct, provided that no Event of Default has occurred and is continuing.

Section 4.22        REA Covenants.

Each of Borrower and Master Lessee shall (a) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under any REA and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Lender of any material default under any REA of which it is aware; (c) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any REA; (d) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under any REA in a commercially reasonable manner; (e) cause the Property to be operated, in all material respects, in accordance with any REA; and (f) not, without the prior written consent of Lender, (i) enter into any new REA or execute modifications to any existing REA that impairs, to any material extent, Borrower’s or Master Lessee’s rights thereunder, (ii) surrender, terminate or cancel any REA that benefits the Property or that would, as a result of such surrender, terminations or cancellation, adversely affect the Property, Borrower and/or Master Lessee, (iii) reduce or consent to the reduction of the term of any REA that benefits the Property or that would, as a result of such surrender, terminations or cancellation, adversely affect the Property, Borrower and/or Master Lessee, (iv) increase or consent to the increase of the amount of any charges payable by Borrower or Master Lessee under any REA, (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any REA in any respect materially adverse to Borrower, Master Lessee or the Property, or (vi) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under any REA.

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Section 4.23      Material Agreements.

Each of Borrower and Master Lessee shall (a) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Material Agreements and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Lender of any material default under the Material Agreements of which it is aware; (c) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Material Agreements; (d) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Material Agreements in a commercially reasonable manner; (e) cause the Property to be operated, in all material respects, in accordance with the Material Agreements; and (f) not, without the prior written consent of Lender, (i) enter into any new Material Agreement or execute modifications to any existing Material Agreements that impair, to any material extent, Borrower’s or Master Lessee’s rights thereunder, (ii) surrender, terminate or cancel any Material Agreement that benefits the Property or that would, as a result of such surrender, terminations or cancellation, adversely affect the Property, Borrower and/or Master Lessee, (iii) reduce or consent to the reduction of the term of the Material Agreements that benefit the Property, or that would, as a result of such reduction, adversely affect the Property, Borrower and/or Master Lessee, (iv) increase or consent to the increase of the amount of any charges payable by Borrower or Master Lessee under the Material Agreements, (v) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Material Agreements in any respect materially adverse to Borrower, Master Lessee or the Property, or (vi) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Material Agreements.

Section 4.24      Master Lease.

(a)         Borrower shall (a) promptly perform and/or observe in all material respects all of the covenants, agreements and obligations required to be performed and observed by Borrower under the Master Lease Documents and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (b) promptly notify Lender of any material default under the Master Lease Documents; (c) upon written request from Lender, promptly deliver to lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by Borrower under the Master Lease; (d) promptly enforce, in a commercially reasonable manner, the performance and observance of all of the covenants and agreements required to be performed and/or observed by Master Lessee under the Master Lease Documents; and (e) upon the occurrence and during the continuance of a Cash Trap Event Period, cause Master Lessee to deposit or cause to be deposited all Rents and revenues from the Property into the Deposit Account in accordance with the provisions of the Loan Documents.

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(b)        Borrower shall cause Master Lessee to comply with the affirmative and negative covenants contained in this Agreement as they relate to the Property, to the operation and maintenance of the Property, and to the requirements of Article 5 hereof as they apply to Master Lessee, and no Default hereunder shall be excused by virtue of the fact that such Default was caused by Master Lessee.

(c)        Borrower shall use best efforts to cause the Master Lease to remain in effect so long as any portion of the Indebtedness is outstanding.

(d)        Notwithstanding anything to the contrary herein or in any other Loan Documents or in the Master Lease, during the continuance of an Event of Default (but only after Lender shall have exercised its rights and remedies under the Mortgage), Lender may, at its sole option and regardless of whether Master Lessee is in default or compliance with the terms of the Master Lease, terminate the Master Lease without payment of any termination fee, penalty or other amount (the parties hereto agreeing that any such fee, penalty or other amount that may be payable by Borrower shall be fully subordinate to the Loan, shall not be payable by Borrower while the Loan remains outstanding, and shall not constitute a claim against Borrower in the event its cash flow is insufficient to pay its obligations).

Section 4.25      Matters Concerning Franchisor.

If (a) the Debt has been accelerated pursuant to Article 10 hereof, (b) Franchisor shall become insolvent or a debtor in any Bankruptcy Action or (c) an event of default occurs under the Franchise Agreement, Borrower shall, to the extent permitted under the Franchise Agreement, at Lender’s request, terminate (or cause Master Lessee to terminate) the Franchise Agreement and replace Franchisor with a franchisor approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the franchise fee for such replacement franchisor shall not exceed then prevailing market rates.

ARTICLE 5.

ENTITY COVENANTS

Section 5.1        Single Purpose Entity/Separateness.

(a)        Neither Borrower nor Master Lessee has, or, while the Loan is outstanding and undefeased, unless such Person no longer owns any interest in the Property, will:

(i)        engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto (including, in the case of Master Lessee, entering into the Master Lease Documents, Hotel Transactions and subleases, operating agreements or management agreements with third-party operators or managers for the management and operation of the Property);

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(ii)       (A) in the case of Borrower, acquire or own any assets other than (1) the Property, and (2) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of the Property, and (B) in the case of Master Lessee, acquire or own any assets other than (1) its leasehold interest in the Master Lease, and (2) such incidental Personal Property as may be necessary for the leasing, maintenance and operation of the Property pursuant to the Master Lease;

(iii)      merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except as may be expressly permitted by the Loan Documents) or change its legal structure;

(iv)      fail to observe all organizational formalities, or (to the extent that revenues of the Property and available to it are sufficient therefor) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Applicable Law of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v)       except as otherwise consented to by Lender in writing, own any subsidiary, or make any investment in, any Person;

(vi)      except as required by the Loan Documents, commingle its assets with the assets of any other Person;

(vii)     incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) in the case of Borrower, the Debt and the Franchise Guaranty, (B) in the case of Master Lessee, its obligations under the Master Lease, (C) in the case of Borrower and Master Lessee, trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date (unless disputed in accordance with applicable law and this Agreement, or unless there does not exist sufficient cash flow from the Property to do so after the payment of all operating expenses and Debt Service, or, to the extent such cash flow is sufficient and Lender is then sweeping Excess Cash Flow under the Loan Documents, Lender has not released such funds to Borrower and/or Master Lessee), (D) Permitted Equipment Leases, and/or (E) such other liabilities as are permitted under the Loan Documents; provided however, the aggregate amount of the indebtedness described in (C) and (D) shall not exceed at any time two percent (2%) of the original principal amount of the Debt (unless such maximum amount is breached as a result of non-payment of the liability under the circumstances described in sub-clause (C)(4) hereinabove) (the Indebtedness described in the foregoing clauses (A) through (E) is referred to herein, collectively, as “Permitted Indebtedness”). Except pursuant to the Master Lease Documents or another Loan Document to which Master Lessee is a party, no Indebtedness other than the Debt, and, if applicable, Permitted Equipment Leases, to the extent of the equipment subject thereto, may be secured (subordinate or pari passu) by the Property;

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(viii)    fail to maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party, subject to clause (vi) hereinabove. Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)       enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x)        maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)       assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, in each case except as permitted pursuant to this Agreement;

(xii)      make any loans or advances to any Person;

(xiii)     to the extent that it is required to file tax returns under Applicable Law, fail to file its own tax returns unless prohibited by Applicable Law from doing so (except that Borrower may file or may include its filing as part of a consolidated federal tax return, to the extent required and/or permitted by Applicable Law, provided that there shall be an appropriate notation indicating the separate existence of Borrower and its assets and liabilities);

(xiv)     fail either to hold itself out to the public as a legal entity separate and distinct from any other Person and not as a division or part of any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv)      fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so after the payment of all operating expenses and Debt Service and shall not require any equity owner to make additional capital contributions to Borrower);

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(xvi)     without the unanimous written consent of all of its partners or members, as applicable, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that could reasonably be expected to cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

(xvii)    fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(xviii)   fail to remain solvent, to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case, to the extent there exists sufficient cash flow from the Property to do so);

(xix)      acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable or identify its partners, members or shareholders or other affiliates, as applicable, as a division or part of it, provided that no Master Lease Document shall be deemed to violate this provision; or

(xx)       intentionally omitted.

(b)        Lender acknowledges that the single purpose entity provisions contained in the limited liability company agreements of each of Borrower and Master Lessee as of the Closing Date satisfy the requirements of a Single Purpose Entity.

(c)        If Borrower is a limited partnership or a limited liability company (other than an Acceptable LLC), each general partner or managing member (each, an “SPE Component Entity”) shall be a corporation or an Acceptable LLC (I) whose sole asset is its interest in Borrower, (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in Borrower; (III) which has not been and shall not be permitted to incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (IV) which has and will at all times own at least a 0.5% direct equity ownership interest in Borrower. Each such SPE Component Entity will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Article 5 (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPE Component Entity. Upon the withdrawal or the disassociation of an SPE Component Entity from Borrower, Borrower shall immediately appoint a new SPE Component Entity whose articles of incorporation or organization are substantially similar to those of such SPE Component Entity. As of the Closing Date, each of Borrower and Master Lessee is a Delaware single-member limited liability company that satisfies the requirements of an Acceptable LLC and has no SPE Component Entity.

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Section 5.2        Intentionally Omitted.

Section 5.3        Change of Name, Identity or Structure.

Borrower shall not change (or permit to be changed) Borrower’s, Master Lessee’s or the SPE Component Entity’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or, (d) if not an individual, Borrower’s, Master Lessee’s or the SPE Component Entity’s corporate, partnership or other structure, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s, Master Lessee’s or the SPE Component Entity’s structure, without first obtaining the prior written consent of Lender. Borrower shall execute and deliver (or caused to be executed and delivered) to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower, Master Lessee or the SPE Component Entity intends to operate the Property, and representing and warranting that Borrower, Master Lessee or the SPE Component Entity does business under no other trade name with respect to the Property.

Section 5.4        Business and Operations.

Each of Borrower and Master Lessee will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Each of Borrower and Master Lessee will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

ARTICLE 6.

NO SALE OR ENCUMBRANCE

Section 6.1        Transfer Definitions.

For purposes of this Article 6, “Restricted Party” shall mean (a) Borrower, Guarantor, Master Lessee, any SPE Component Entity, any Affiliated Manager, any Affiliated Franchisor, and MNOP I, or (b) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, Master Lessee, any SPE Component Entity, any Affiliated Manager, any Affiliated Franchisor, or MNOP I (other than Moody REIT and other than Persons that are indirect legal or beneficial owners of Borrower, Guarantor, Master Lessee, any SPE Component Entity, any Affiliated Manager, any Affiliated Franchisor, or MNOP I, solely by being a shareholder of Moody REIT) or any non-member manager.; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, lien, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest.

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Section 6.2        No Sale/Encumbrance.

(a)        Without the prior written consent of Lender, Borrower shall not cause or permit (i) a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein, (ii) a Sale or Pledge of an interest in any Restricted Party or (iii) any change in Control of Borrower, Guarantor, Master Lessee, any Affiliated Manager, or any change in control of the day-to-day operations of the Property (collectively, a “Prohibited Transfer”), other than pursuant to (w) Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.14, (x) Hotel Transactions, (y) any Permitted Encumbrances, and (z) any Permitted Equipment Leases.

(b)        A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower and/or Master Lessee leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s or Master Lessee’s right, title and interest in and to (A) any Leases or any Rents or (B) any REA, any Material Agreements, or the Master Lease (other than pursuant to the Master Documents); (iii) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower, Master Lessee or by any other person or entity, pursuant to any contractual agreement or other instrument or under Applicable Law (including, without limitation, common law); (iv) any other action instituted by (or at the behest of) either of Borrower or Master Lessee or any affiliate of Borrower or Master Lessee or consented to or acquiesced in by Borrower or Master Lessee or any affiliate of Borrower or Master Lessee which results in a termination of an REA in violation of Section 4.22 hereof; (v) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (vi) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (vii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (viii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (ix) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 4.15.

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Section 6.3        Permitted Equity Transfers.

Notwithstanding the restrictions contained in this Article 6, the following equity transfers shall be permitted without Lender’s consent (each, a “Permitted Equity Transfer”):

(I)        (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party or (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto; provided, further, that, with respect only to the transfers listed in clauses (a) and/or (b) above, (A) Lender shall receive written notice of any transfers within thirty (30) days of such transfer, (B) no such transfers shall result in a change in Control of Guarantor, Master Lessee or Affiliated Manager, (C) after giving effect to such transfers, Guarantor shall (I) own at least a fifty-one percent (51%) direct or indirect equity ownership interest in each of Borrower, Master Lessee and any SPE Component Entity; (II) Control Borrower, Master Lessee and any SPE Component Entity; and (III) control the day-to-day operation of the Property, (D) after giving effect to such transfers, the Property shall continue to be managed by Affiliated Manager or a New Manager approved in accordance with the applicable terms and conditions hereof and such transfers shall be conditioned upon continued compliance with the relevant provisions of the Franchise Agreement, (E) in the case of the transfer of any direct equity ownership interests in Borrower, Master Lessee or in any SPE Component Entity, such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof, (F) intentionally omitted, (G) such transfers shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question, (I) remake the representations contained herein relating to ERISA, OFAC and Patriot Act matters (and, upon Lender’s request, Borrower shall deliver to Lender (x) an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer and (y) searches, acceptable to Lender, for any Person owning, directly or indirectly, 20% or more of the interests in the Borrower as a result of such transfer) and (II) continue to comply with the covenants contained herein relating to ERISA, OFAC and Patriot Act matters;

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(II)       Lender’s consent shall not be required in connection with one (1) or a series of equity transfers of up to forty-nine percent (49%) in the aggregate of the direct or indirect ownership interests in any Restricted Party provided that (a) no Event of Default shall have occurred and remain uncured or would occur as a result of such transfer, (b) such transfer shall not (i) cause the transferee (together with its Affiliates) to acquire Control of any Restricted Party unless such transferee is Guarantor, (ii) result in any Restricted Party that is as of the Closing Date controlled by Guarantor no longer being controlled by Guarantor, or (iii) cause the transferee (together with its Affiliates) to increase its direct or indirect interest in any Restricted Party to an amount which exceeds forty-nine percent (49%) in the aggregate, unless such transferee owned more than forty-nine percent (49%) of the direct or indirect ownership interests in such Restricted Party on the Closing Date or as a result of a transfer previously made in accordance with the terms and provisions of this Agreement, (c) after giving effect to such transfers, the Property shall continue to be managed by Affiliated Manager or a New Manager approved in accordance with the applicable terms and conditions hereof and such transfers shall be conditioned upon continued compliance with the relevant provisions of the Franchise Agreement, (d) after giving effect to such Transfer, Guarantor shall continue to own, directly or indirectly, at least fifty-one percent (51%) of all legal, beneficial and economic interests in each of Borrower, Master Lessee and any SPE Component Entity and continue to control the day-to-day operation of the Property, (e) if, immediately following such Transfer, the transferee owns twenty percent (20%) or more of the direct or indirect ownership interests in Borrower or Master Lessee then, to the extent such transferee did not own twenty percent (20%) or more of the direct or indirect ownership interests in Borrower or Master Lessee on the Closing Date, Borrower shall deliver, or cause to be delivered, at Borrower’s sole cost and expense, such searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) as Lender may reasonably require with respect to such transferee and its Controlling Persons, the results of which must be reasonably acceptable to Lender (unless such transferee and Controlling Persons were previously the subject of searches by Lender which were reasonably acceptable to Lender, in which case Borrower’s obligation to deliver or cause the delivery of such searches under this Section 6.3(II) shall be satisfied to the extent reasonably acceptable updates to such searches are delivered to Lender), and such transferee and its Controlling Persons shall otherwise satisfy Lender’s then current applicable underwriting criteria and requirements, (f) such transfer shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question, (i) remake the representations contained herein relating to ERISA, OFAC and Patriot Act matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (ii) continue to comply with the covenants contained herein relating to ERISA OFAC and Patriot Act matters, (g) Borrower shall give Lender notice of such transfer together with copies of all instruments effecting such transfer (or final drafts thereof with signed copies to follow upon the effect date of such transfer) and the organizational documents of the transferee and its constituent parties reasonably required by Lender not less than thirty (30) days prior to the date of such transfer, (h) the legal and financial structure of Borrower, Master Lessee, any SPE Component Entity and their respective stockholders, members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrower, Master Lessee and their respective stockholders, members or partners, as applicable, after such transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements (including, without limitation, the relevant provisions of Article 5 hereof), and (i) such transfers are permitted under the Franchise Agreement. Notwithstanding anything in this Section 6.3(II) to the contrary, and without limiting any of the foregoing requirements of this Section 6.3(II), if after giving effect to any such transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect ownership interests in any Restricted Party are owned by any Person (together with its Affiliates) that owned less than forty-nine percent (49%) of the direct or indirect ownership interests in such Restricted Party as of the Closing Date or as a result of a transfer previously made in accordance with the terms and provisions of this Agreement, then Borrower shall, prior to the effective date of any such Transfer, deliver (or cause to be delivered) to Lender a written confirmation from the applicable Rating Agencies that such change in ownership will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and

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(III)      The sale, issuance, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbering of all or any portion of the direct or indirect ownership interests in Moody REIT (each a “Permitted REIT Transfer”) shall be permitted at any and all times without (1) Lender’s consent, (2) notice to Lender, or (3) the payment of any fee, premium, penalty or other payment to Lender other than payment of Lender’s actual out-of-pocket expenses, if any, provided, however, that upon completion of such Permitted REIT Transfer (a) except with the Lender’s prior written consent, Moody REIT is a Reporting Company, (b) there is no change of Control of Borrower, Master Lessee, any SPE Component Entity or Moody REIT, (c) no Person together with such Person’s Affiliates, other than Sponsor and Sponsor’s Affiliates, owns more than forty-nine percent (49%) of the direct or indirect ownership interests in Moody REIT, (d) Moody REIT continues to own, directly or indirectly, one hundred percent (100%) of the ownership interests in Borrower and Master Lessee, and (e) Borrower provides to Lender searches, acceptable to Lender, for any Person owning, directly or indirectly, 20% or more of the interests in Borrower as a result of such transfer.

Upon request from Lender, Borrower shall promptly provide Lender a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any equity transfer consummated in accordance with this Section 6.3.

Section 6.4        Permitted Property Transfers (Assumptions).

(I)        Notwithstanding the foregoing provisions of this Article 6, following the date which is twelve (12) months from the Closing Date, Lender shall not unreasonably withhold consent to up to two (2) transfers of the Property in its entirety to, and the related assumptions of the Loan by, any Person (a “Transferee”) provided that, with respect to each such transfer, each of the following terms and conditions are satisfied (each, a “Permitted Property Transfer”):

(a)        no Default or Event of Default has occurred and is continuing;

(b)        Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) subject to Section 6.4(I)(c)(i) hereof, paid to Lender a non-refundable processing fee in the amount of $10,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

(c)        Borrower shall have paid to Lender, concurrently with the closing of such prospective transfer, (i) a non-refundable assumption fee in an amount equal to the greater of (y) one percent (1%) of the then outstanding principal balance of the Loan or (z) $15,000 (provided, however, that in either case, Lender shall credit the $10,000 processing fee payable to Lender pursuant to Section 6.4(I)(b)(ii) hereof against such amount), (ii) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection therewith and (iii) all fees, costs and expenses of all third parties and the Rating Agencies incurred in connection therewith;

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(d)        Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 13 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members, shareholders, affiliates or sponsors as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and an Affiliate of Transferee reasonably acceptable to Lender shall execute a recourse guaranty and an environmental indemnity in form and substance identical to the Guaranty and Environmental Indemnity, respectively, with such changes to each of the foregoing as may be reasonably required by Lender;

(e)        Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by Applicable Law, and shall execute any additional documents reasonably requested by Lender;

(f)        Borrower shall have delivered (or cause to be delivered) to Lender, without any cost or expense to Lender, such endorsements to Lender’s Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

(g)        Transferee shall have furnished to Lender all appropriate papers evidencing Transferee’s and Qualified Successor Master Lessee’s organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee, Qualified Successor Master Lessee and of the entities, if any, which are partners or members of Transferee and/or Qualified Successor Master Lessee. Transferee, Qualified Successor Master Lessee, and such constituent partners, members or shareholders of Transferee and/or Qualified Successor Master Lessee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 5 hereof;

(h)        Transferee or Qualified Successor Master Lessee shall assume the obligations of Borrower or Master Lessee, as applicable,under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of the Assignment of Management Agreement and Section 4.15 hereof and assign Borrower (in the case of Qualified Successor Master Lessee) and to Lender (in the case of Borrower) as additional security such new management agreement;

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(i)        the obligations of Master Lessee under the Master Lease shall have been assumed by a Qualified Successor Master Lessee pursuant to an assumption agreement, in form and substance reasonably acceptable to Lender, and such Qualified Successor Master Lessee shall have delivered to Lender all documents reasonably requested by Lender relating to the existence of such Qualified Successor Master Lessee and the due authorization of such Qualified Master Lessee to assume the obligations under the Master Lease, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Master Lessee, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Master Lessee issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(j)        Transferee shall furnish to Lender one or more opinions of counsel satisfactory to Lender and its counsel (A) that Transferee’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee and Qualified Successor Master Lessee in accordance with their terms, (C) that Transferee and Qualified Successor Master Lessee and any entity which is a controlling stockholder, member or general partner of Transferee, and/or Qualified Successor Master Lessee have been duly incorporated or formed, as applicable, and are in existence and good standing, (E) that the transfer will not constitute a “significant modification” of the Loan under Section 1001 of the IRS Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC Trust and (F) with respect to such other matters as Lender may reasonably request;

(k)       if required by Lender, Lender shall have received a Rating Agency Confirmation with respect to such transfer;

(l)        if the Franchise Agreement will be terminated as a result of such Transfer, the Property shall be operated in accordance with a Replacement Franchise Agreement;

(m)      Transferee shall deposit with Lender such new or increased Reserve Funds as Lender may require, including, without limitation, new or increased Reserve Funds for taxes, insurance, tenant improvements and leasing commissions, capital expenditures and immediate repairs, and the amendment of the Loan Documents to require the Transferee to make monthly deposits of such new or increased Reserve Funds for such purposes thereafter; and

(n)        Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the applicable terms and conditions of this Section 6.4.

Notwithstanding the foregoing or anything herein to the contrary, Borrower may not exercise its rights pursuant to this Section 6.4 during the period that commences on the date that is sixty (60) days prior to the date of any intended Securitization of the Loan and ending on the date that is sixty (60) days after the date of such Securitization of the Loan.

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(II)        Notwithstanding any other provision of this Article VI to the contract, Borrower, without the consent of Lender, may grant easements, restrictions, covenants, reservations and right of way in the ordinary course of business for access, parking, water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance shall materially impair the utility and operation of the Property or have a Material Adverse Effect. In connection with any transfer, conveyance or encumbrance permitted in the immediately preceding sentence, the Lender shall execute and deliver any instrument reasonably necessary or appropriate to evidence its consent to said action or to subordinate the lien of the Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Lender of: (A) a copy of the instrument of transfer; and (B) an Officer’s Certificate stating with respect to any transfer described above, that such transfer does not have a Material Adverse Effect. If Borrower shall receive any consideration in connection with any of said described transfers or conveyances, Borrower shall have the right to use any such proceeds in connection with any alterations performed in connection therewith, or required thereby, provided, however, during a Cash Trap Event Period, to the extent any such proceeds are not used in connection with alterations (or any such proceeds exceeds the amount required to perform the related alterations), Borrower shall immediately deposit such amount or the remainder thereof, as the case may be, into the Deposit Account

Section 6.5        Lender’s Rights.

Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of 1% of outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) to the extent required by Lender, receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) intentionally omitted, and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

ARTICLE 7.

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1        Insurance.

(a)        Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for Borrower, Master Lessee and the Property providing at least the following coverages:

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(i)        insurance with respect to the Improvements and, if applicable, the Personal Property insuring against any peril now or hereafter included within the “Special” or “All Risks” Causes of Loss form (which shall not exclude fire, lightning, windstorm (including named storms), hail, explosion, riot, civil commotion, aircraft, vehicles and smoke), in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings waiving of depreciation; (B) to be written on a no coinsurance form or containing an agreed amount endorsement with respect to the Improvements and, if applicable, Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000, excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value; (D) at all times insuring against at least those hazards that are commonly insured against under a “Special” or “All Risks” Causes of Loss form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) providing Law & Ordinance coverage, including Coverage for Loss to the Undamaged Portion of the Building, Demolition Costs and Increased Cost of Construction in amounts acceptable to Lender. The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii)       commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold or distributed from the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Articles 12 and 13 hereof to the extent the same is available;

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(iii)      loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsections 7.1(a)(i), (iv) and (vi) through (viii); (C) in an amount equal to 100% of the projected gross income from the Property on an actual loss sustained basis for a period beginning on the date of Casualty and continuing until the Restoration of the Property is completed, or the expiration of twelve (12) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower’s reasonable estimate of the gross income from the Property and (y) the highest gross income received during the term of the Loan for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding twelve (12) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. All Net Proceeds payable to Lender pursuant to this Subsection (the “Rent Loss Proceeds”) shall be held by Lender (x) if no Cash Trap Event Period has occurred and is continuing, in an Eligible Account (which account shall deemed to be included within the definition of “Accounts”) and (y) upon the occurrence and during the continuance of a Cash Trap Event Period, in accordance with the terms of the Cash Management Agreement and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account (which account shall be deemed to be included within the definition of “Accounts”) and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account (x) if no Cash Trap Event Period has occurred and is continuing, to Borrower after Lender’s deduction therefrom of the amount of Debt Service and deposits into the Reserve Funds then due and payable hereunder and (y) upon the occurrence and during the continuance of a Cash Trap Event Period, into the Cash Management Account each month during the performance of such Restoration;

(iv)      at all times during which structural construction, repairs or alterations are being made with respect to the Improvements and only if the current property and liability coverage forms do not otherwise apply (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made at the Property which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policies required herein; and (B) the insurance provided for in Subsection 7.1(a)(i) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsections 7.1(a)(i), (iv) and (vi) through (viii), as applicable, (3) including permission to occupy the Property, and (4) written on a no coinsurance form or containing an agreed amount endorsement waiving co-insurance provisions;

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(v)       workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)      equipment breakdown/boiler and machinery insurance covering all mechanical and electrical equipment in such amounts as shall be reasonably be required by Lender, on terms and in amounts consistent with the commercial property insurance policy required under Subsection 7.1(a)(i) above or in such other amount as shall be reasonably required by Lender (if applicable to the Property);

(vii)      if any portion of the Improvements is at any time located in an area identified in the Federal Register by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to “Full Replacement Cost”, which shall include, without limitation, the maximum limit of coverage available for the Property under the Flood Insurance Acts; provided, that, the insurance provided pursuant to this clause (vii) shall be on terms consistent with the “All Risk” insurance policy required in Section 7.1(a)(i) above;

(viii)     intentionally omitted;

(ix)        umbrella liability insurance in an amount not less than $15,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(x)         insurance against employee dishonesty in amounts acceptable to Lender (if applicable to the Property and Borrower);

(xi)        auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000) (if applicable);

(xii)       intentionally omitted;

(xiii)      intentionally omitted; and

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(xiv)      such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b)        All insurance provided for in Subsection 7.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and approved by Lender. The insurance companies must have a financial strength rating of “A” or better and a financial size category of “VIII” or better by A.M. Best Company, Inc., or a rating of (i) “A-” or better by S&P, and (ii) if Moody’s rates the insurance company and is designated by Lender in connection with the Securitization, “A3” or better by Moody’s (each such insurer shall be referred to below as a “Qualified Insurer”). Not less than five (5) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 7.1(a), Borrower shall deliver carrier-issued binders and certificates of the renewal Policies, and thereafter, complete copies of the Policies (or, in the alternative, the applicable Acord Certificates together with the applicable “declaration pages” from such Policies) when issued. Upon renewal of the Policies, Borrower shall deliver evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”).

(c)        Except to the extent required pursuant to Section 7.1(a) hereof, Borrower shall not obtain (or permit to be obtained) (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 7.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains (or causes to be obtained) separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause complete copies of each Policy (or, in the alternative, the applicable Acord Certificates together with the applicable “declaration pages” from such Policies) to be delivered as required in Subsection 7.1(a). Any umbrella or blanket Policy remains subject to review and approval by Lender based on the schedule of locations and values. Lender approves the blanket Policies and umbrella Policies for which Borrower has provided evidence to Lender in connection with Lender’s underwriting of the Loan. Notwithstanding Lender’s approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 7.1.

(d)        All Policies of insurance provided for or contemplated by Subsection 7.1(a) shall name Borrower as the named insured and, in the case of liability policies, except for the Policies referenced in Subsection 7.1(a)(v) and (xi), shall name Lender as additional insured, as their respective interests may appear, and in the case of property coverages, including but not limited to the all-risk/special form coverage, rent loss, business interruption, terrorism, boiler and machinery, earthquake and flood insurance, shall name Lender as mortgagee/lender’s loss payable by a standard noncontributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

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(e)        All property Policies of insurance provided for in Subsection 7.1(a) shall provide that:

(i)        no (A) act, failure to act, violation of warranties, declarations or conditions, or negligence by Borrower, Master Lessee or anyone acting for Borrower, Master Lessee or by any Tenant under any Lease or other occupant, (B) occupancy or use of the Property for purposes more hazardous than those permitted, (C) foreclosure or similar action by Lender, or (D) failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)       the Policy shall not be cancelled without at least 30 days’ written notice to Lender;

(iii)      each Policy shall provide that (A) the issuers thereof shall give written notice to Lender if the Policy has not been renewed ten (10) days prior to its expiration and (B) Lender is permitted to make payments to effect the continuation of such Policy upon notice of cancellation due to non-payment of Insurance Premiums; and

(iv)      Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

Additionally, Borrower further covenants and agrees to promptly send to Lender any notices of non-renewal or cancellation it receives from the insurer with respect to the Policies required pursuant to this Section 7.1.

(f)        Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower’s fiscal years, that certain statement regarding insurance required pursuant to Section 4.12(a)(vii) hereof.

(g)        If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

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(h)       In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

(i)        As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 7.1, Borrower will not be in default under this Section 7.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), (1) Borrower shall have received Lender’s prior written consent thereto and (2) if required by Lender, confirmed that Lender has received a Rating Agency confirmation with respect to any such Non-Conforming Policy.

(j)        The property, loss of rents/business interruption, general liability and umbrella liability insurance policies required in this Section 7.1 shall not exclude Terrorism Coverage (defined below) (such insurance policies, the “Applicable Policies”). Such Terrorism Coverage shall comply with each of the applicable requirements for Policies set forth above (including, without limitation, those relating to deductibles); provided that, Lender, at Lender’s option, may reasonably require Borrower to obtain or cause to be obtained the Terrorism Coverage with higher deductibles than set forth above. As used above, “Terrorism Coverage” shall mean insurance for acts of terror or similar acts of sabotage; provided, that, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 (as the same may be further modified, amended, or extended, “TRIPRA”) (i) remains in full force and effect and (ii) continues to cover both foreign and domestic acts of terror, the provisions of TRIPRA shall determine what is deemed to be included within this definition of “Terrorism Coverage.” Notwithstanding the foregoing, whether or not TRIPRA or subsequent statute, extension, or reauthorization is in effect, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence; provided, however, if TRIPRA (or such subsequent statute, extension or reauthorization) is not in effect Borrower shall not be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the Terrorism Coverage (but Borrower shall be obligated to purchase the maximum amount of Terrorism Coverage available with funds equal to the TC Cap). As used above, “TC Cap” shall mean an amount equal to two (2) times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Property on a stand-alone basis (including, without limitation, the insurance required pursuant to Sections 7.1(a)(i) and (iii) hereof) at the time that any Terrorism Coverage is excluded from any Applicable Policy.

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Section 7.2        Casualty.

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender (a “Restoration”) and otherwise in accordance with Section 7.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall have the right to settle all claims under the Policies in which the Net Proceeds or the costs of completing the Restoration are less than the Restoration Threshold, provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Restoration Threshold and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.

Section 7.3        Condemnation.

Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 7.4        Restoration.

The following provisions shall apply in connection with the Restoration of the Property:

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(a)        If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 7.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)        If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4.

(i)          The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:

(A)        no Event of Default shall have occurred and be continuing;

(B)        (1) in the event the Net Proceeds are insurance proceeds, less than thirty five percent (35%) of the rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land, and such taking does not materially impair the existing access to the Property;

(C)        intentionally omitted;

(D)        Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws, in all material respects, including, without limitation, all applicable Environmental Laws;

(E)        Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1(a)(iii) above, or (3) by other funds of Borrower or Master Lessee;

(F)        Lender shall be satisfied that, upon the completion of the Restoration, the Restoration will not result in a permanent reduction of guest rooms at the Property and the Actual Debt Service Coverage Ratio, after giving effect to the Restoration, shall be equal to or greater than 1.40 to 1.0;

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(G)        Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the expiration of the insurance coverage referred to in Section 7.1(a)(iii) above, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or taking, or (4) the earliest date required for such completion under the terms of the Franchise Agreement, the Master Lease, or any Material Agreement or REA;

(H)        the Property and the use thereof after the Restoration will be in compliance with and permitted under any REA, any Material Agreement and all Applicable Law;

(I)        the Restoration shall be done and completed in an expeditious and diligent fashion and in compliance with any REA, any Material Agreements and all Applicable Law;

(J)        the Master Lease and the Franchise Agreement (or a Replacement Franchise Agreement) shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation; and

(K)        Lender shall be satisfied that making the Net Proceeds available for Restoration shall be permitted pursuant to REMIC Requirements.

(ii)          The Net Proceeds (and with respect to insurance proceeds, as paid out by the relevant insurer), shall be held by Lender and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents. The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Lender to, or as directed by, Borrower or Master Lessee from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement or are subject to a Casualty Retainage) in connection with the related Restoration item have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

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(iii)        All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). All such plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration shall be assigned to Lender as additional collateral for the Loan and Lender shall have the use of the same. The identity of the contractors, subcontractors and materialmen engaged in the Restoration in respect of any contract pursuant to which they are to receive compensation in excess of $100,000 shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such acceptance not to be unreasonably withheld. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)        In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Section 7.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers (or conditional lien waivers) and evidence of payment in full, upon application of the funds so released, of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of the Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

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(v)         Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)        If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit (or cause to be deposited) the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4(b) shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.

(vii)        The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under this Agreement, the Security Instrument, the Note or any of the other Loan Documents.

(c)        All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 7.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper (provided that, other than during the existence of an Event of Default, no Yield Maintenance Premium or other premium shall be payable in connection therewith). If Lender shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

(d)        Notwithstanding the foregoing provisions of this Section 7.4 or anything herein to the contrary, this Section 7.4 is subject to the terms of Section 11.3 hereof to the extent applicable with respect to any Casualty or Condemnation.

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ARTICLE 8.

RESERVE FUNDS

Section 8.1        Tax Reserve Funds.

(a)        On the Closing Date, Borrower shall deposit with Lender the amount of $0.00 and Borrower shall deposit on each Monthly Payment Date an amount equal to one twelfth (1/12th) of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective delinquency dates (the “Monthly Tax Deposit”). Amounts deposited pursuant to this Section 8.1 are referred to herein as the “Tax Reserve Funds”. The initial estimated Monthly Tax Deposit shall be $28,656. If at any time Lender reasonably determines that the Tax Reserve Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty 30 days prior to the respective delinquency dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is thirty (30) days prior to the date that Taxes are due become delinquent, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice. All Tax Reserve Funds shall be held by Lender or Servicer in an Eligible Account (the “Tax Reserve Account”).

(b)        Lender shall have the right to apply the Tax Reserve Funds to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Reserve Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Reserve Funds. Any Tax Reserve Funds remaining after the Debt has been paid in full shall be returned to Borrower or Master Lessee, at the direction of either of them.

Section 8.2        Insurance Reserve Funds.

(a)        (i) On the Closing Date, Borrower shall deposit with Lender the amount of $5,060.96 and Borrower shall deposit on each Monthly Payment Date an amount equal to one twelfth (1/12th) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the “Monthly Insurance Deposit”). The initial estimated Monthly Insurance Deposit shall be $0.00. Amounts deposited pursuant to this Section 8.2 are referred to herein as the “Insurance Reserve Funds”. If at any time Lender reasonably determines that the Insurance Reserve Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies. All Insurance Reserve Funds shall be held by Lender or Servicer in an Eligible Account (the “Insurance Reserve Account”).

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(ii)        Notwithstanding the foregoing, Borrower shall not be required to make the Monthly Insurance Deposit as set forth above, provided that, (i) no Event of Default shall have occurred and be continuing, (ii) the Policies maintained by Borrower covering the Property are part of a blanket or umbrella policy approved by Lender in its reasonable discretion pursuant to Section 7.1 hereof, including, without limitation, approval of the schedule of locations and values, (iii) Borrower provides Lender evidence of renewal of such Policies pursuant to Section 7.1 hereof, and (iv) Borrower provides Lender paid receipts for the payment of the Insurance Premiums by no later than five (5) days prior to the expiration dates of the Policies. Borrower shall immediately commence making all Monthly Insurance Deposits, as required pursuant to this Section 8.2, on the first Monthly Payment Date following receipt of notice from Lender of Borrower’s failure to comply with items (i), (ii), (iii) or (iv) above, which such notice shall instruct Borrower to immediately commence making all Monthly Insurance Deposits.

(b)        Lender shall have the right to apply the Insurance Reserve Funds to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Reserve Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Insurance Reserve Funds. Any Insurance Reserve Funds remaining after the Debt has been paid in full shall be returned to Borrower or Master Lessee, at the direction of either of them..

Section 8.3        Immediate Repair Funds.

(a)        Borrower shall perform (or cause the performance of) the repairs at the Property as set forth on Schedule I hereto (such repairs hereinafter referred to as “Immediate Repairs”) and shall complete each of the Immediate Repairs on or before the respective deadline for each repair as set forth on Schedule I hereto; provided that, Lender may, in its sole discretion, extend the respective deadlines for performance of such Immediate Repairs by written notice to Borrower. On the Closing Date, Borrower shall deposit with Lender the amount set forth on such Schedule I hereto to perform the Immediate Repairs. Amounts deposited pursuant to this Section 8.3 are referred to herein as the “Immediate Repair Funds”. All Immediate Repair Funds shall be held by Lender or Servicer in an Eligible Account (the “Immediate Repair Reserve Account”).

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(b)        Provided no Event of Default has occurred and is continuing, Lender shall disburse Immediate Repair Funds to Borrower within fifteen (15) Business Days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least the Minimum Disbursement Amount (or a lesser amount if the total amount of Immediate Repair Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining shall be made), accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer’s Certificate (A) stating that the Immediate Repairs (or relevant portion thereof) to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all Applicable Law, (B) identifying each Person that supplied materials or labor in connection with the Immediate Repairs to be funded by the requested disbursement, (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, or if such payment is a progress payment, that such payment represents full payment to such Person, less any applicable retention amount, for work completed through the date of the relevant invoice from such Person, (D) stating that the Immediate Repairs (or relevant portion thereof) to be funded have not been the subject of a previous disbursement, and (E) stating that all previous disbursements of for Immediate Repairs have been used to pay the previously identified Immediate Repairs, (ii) as to any completed Immediate Repair, a copy of any license, permit or other approval by any Governmental Authority required, if any, in connection with the Immediate Repairs and not previously delivered to Lender, (iii) copies of appropriate lien waivers (or conditional lien waivers) or other evidence of payment or entitlement to payment satisfactory to Lender, (iv) at Lender’s option, if the cost of the Immediate Repairs exceeds $100,000 and, in Lender’s sole judgment, any nonpayment thereof may give rise to a lien on the Property, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances other than Permitted Encumbrances, (v) at Lender’s option, if the cost of the Immediate Repairs exceeds $25,000 and their nature is such that inspection of such Immediate Repairs by an architect or engineer is reasonably beneficial to Lender to ensure the satisfactory completion of same, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of such Immediate Repairs, and (vi) such other evidence as Lender shall reasonably request to demonstrate that the Immediate Repairs to be funded by the requested disbursement have been completed (or completed to the extent of the requested payment) and are paid for or will be paid upon such disbursement to Borrower. Upon Borrower’s completion of all Immediate Repairs in accordance with this Section 8.3 and provided no Event of Default has occurred and continuing, Lender shall release any remaining Immediate Repair Funds, if any, to or at the direction of Borrower.

Section 8.4        Replacement Reserve Funds.

(a)        Borrower shall deposit with Lender on the date hereof $17,684.42 and on each Monthly Payment Date an amount equal to the Replacement Reserve Monthly Deposit. Amounts deposited pursuant to this Section 8.4 are referred to herein as the “Replacement Reserve Funds”. Lender may reassess its estimate of the amount necessary for Replacements from time to time (but not more than once per year) and, and may require Borrower to increase the monthly deposits required pursuant to this Section 8.4 upon thirty (30) days’ notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Property. All Replacement Reserve Funds shall be held by Lender or Servicer in an Eligible Account (the “Replacement Reserve Account”).

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(b)        Lender shall disburse Replacement Reserve Funds only for Replacements. Provided no Event of Default has occurred and is continuing, Lender shall disburse Replacement Reserve Funds to Borrower or Master Lessee, as the case may be, within fifteen (15) Business Days after the delivery by Borrower or Master Lessee to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 (or a lesser amount if the total amount of the Replacement Reserve Funds is less than $10,000, in which case only one disbursement of the amount remaining shall be made), accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer’s Certificate (A) stating that the items to be funded by the requested disbursement are Replacements, (B) stating that all Replacements at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all Applicable Law, (C) identifying each Person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, or to pay vendors’ required deposits or installment payments as provided under the terms of the contract relating to Borrower’s purchase of such Replacements (and certifying that such deposit is due and payable), or, if such payment is a progress payment, that such payment represents full payment to such Person, less any applicable retention amount, for work completed through the date of the relevant invoice from such Person, (E) stating that the Replacements (or relevant portion thereof) to be funded have not been the subject of a previous disbursement, and (F) stating that all previous disbursements for Replacements have been used to pay the previously identified Replacements, (ii) as to any completed Replacement, a copy of any license, permit or other approval by any Governmental Authority required, if any, in connection with the Replacement and not previously delivered to Lender, (iii) copies of appropriate lien waivers (or conditional lien waivers) or other evidence of payment or entitlement to payment satisfactory to Lender, (iv) at Lender’s option, if the cost of the Replacements to be funded exceeds $100,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (v) intentionally omitted, and (vi) such other evidence as Lender shall reasonably request to demonstrate that the Replacements to be funded by the requested disbursement have been completed (or completed to the extent of the requested payment) and are paid for or will be paid upon such disbursement to Borrower or Master Lessee, as the case may be.

(c)        Nothing in this Section 8.4 shall (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Funds to complete any Replacements; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower or Master Lessee additional sums to complete any Replacements.

(d)        Borrower shall permit, and shall cause Master Lessee to permit, Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases or hotel guests in respect of Hotel Transactions) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements. Borrower shall cause, and shall cause Master Lessee to cause, all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section.

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(e)        In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with the Replacements. All such policies shall be in form and amount reasonably satisfactory to Lender.

Section 8.5        PIP Reserve Account.

(a)        Borrower shall deposit with Lender on the date hereof $675,428.00 in respect of the PIP Requirements. Amounts deposited pursuant to this Section 8.5 are referred to herein as the “PIP Reserve Funds” and the account in which such amounts are held by Lender shall hereinafter be referred to as the “PIP Reserve Account.”

(b)        Lender shall disburse PIP Reserve Funds only for PIP Requirements or upon completion of PIP Requirements. Provided no Event of Default has occurred and is continuing, Lender shall disburse PIP Reserve Funds to Borrower or Master Lessee, as the case may be, within fifteen (15) Business Days after the delivery by Borrower or Master Lessee to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 (or a lesser amount if the total amount of the PIP Reserve Funds is less than $10,000, in which case only one disbursement of the amount remaining shall be made), accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer’s Certificate (A) stating that the items to be funded by the requested disbursement are PIP Requirements, (B) stating that all PIP Requirements at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all Applicable Law, (C) identifying each Person that supplied materials or labor in connection with the PIP Requirements to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, or to pay vendors’ required deposits or installment payments as provided under the terms of the contract relating to Borrower’s purchase of such PIP Requirements (and certifying that such deposit is due and payable), or, if such payment is a progress payment, that such payment represents full payment to such Person, less any applicable retention amount, for work completed through the date of the relevant invoice from such Person, (E) stating that the PIP Requirements (or relevant portion thereof) to be funded have not been the subject of a previous disbursement, and (F) stating that all previous disbursements for PIP Requirements have been used to pay the previously identified PIP Requirements, (ii) as to any completed PIP Requirements, a copy of any license, permit or other approval by any Governmental Authority required, if any, in connection with such PIP Requirement and not previously delivered to Lender, (iii) copies of appropriate lien waivers (or conditional lien waivers) or other evidence of payment or entitlement to payment satisfactory to Lender, (iv) at Lender’s option, if the cost of the PIP Requirements to be funded exceeds $100,000, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (v) intentionally omitted, and (vi) such other evidence as Lender shall reasonably request to demonstrate that the PIP Requirements to be funded by the requested disbursement have been completed (or completed to the extent of the requested payment) and are paid for or will be paid upon such disbursement to Borrower or Master Lessee, as the case may be.

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(c)        Nothing in this Section 8.5 shall (i) make Lender responsible for making or completing the PIP Requirements; (ii) require Lender to expend funds in addition to the PIP Reserve Funds to complete any PIP Requirements; (iii) obligate Lender to proceed with the PIP Requirements; or (iv) obligate Lender to demand from Borrower or Master Lessee additional sums to complete any PIP Requirements.

(d)        Borrower shall permit, and shall cause Master Lessee to permit, Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases or hotel guests in respect of Hotel Transactions) to inspect the progress of any PIP Requirements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such PIP Requirements. Borrower shall cause, and shall cause Master Lessee to cause, all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section.

(e)        In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Applicable Law in connection with the PIP Requirements. All such policies shall be in form and amount reasonably satisfactory to Lender.

(f)        Upon expiration of the PIP Reserve Period and provided no Event of Default has occurred and continuing, Lender shall release any remaining PIP Reserve Funds, if any, to or at the direction of Borrower.

Section 8.6        The Accounts Generally.

(a)        All Reserve Funds shall be held in Eligible Accounts. Borrower grants to Lender a first-priority perfected security interest in all of its right, title and interest in and to each of the Reserve Funds and all sums now or hereafter deposited in the Reserve Funds as additional security for payment of the Debt (provided that, in the case of the Master Lessee’s Excess Cash Flow (as such term is defined in the Cash Management Agreement) or other funds belonging to Master Lessee pursuant to Section 5(b) of the Cash Management Agreement, Borrower collaterally assigns to Lender Borrower’s security interest therein). Until expended or applied in accordance herewith, the Reserve Funds, to the extent of Borrower’s interest therein, shall constitute additional security for the Debt, and in the case of Master Lessee’s Excess Cash Flow or other funds belonging to Master Lessee pursuant to Section 5(b) of the Cash Management Agreement, for the obligations of Master Lessee under the Master Lease. The provisions of this Section 8.6 are intended to give Lender and/or Servicer “control” of the Reserve Funds within the meaning of the UCC. Each of Borrower and Master Lessee acknowledges and agrees that the Reserve Funds are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the terms hereof, and neither Borrower nor Master Lessee shall have any right of withdrawal with respect to any Reserve Funds except with the prior written consent of Lender or as otherwise provided herein. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

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(b)        Borrower shall not, and shall cause Master Lessee not to, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien to attach thereto, or any levy to be made thereon, or authorize any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Lender shall have the right to file a financing statement or statements under the UCC in connection with any of the Reserve Funds with respect thereto in the form required to properly perfect Lender’s security interest therein (which, in the case of any financing statement filed in respect of Master Lessee, shall identify Borrower as “assignor secured party”). Borrower agrees that at any time and from time to time, at the expense of Borrower and/or Master Lessee, Borrower will, and shall cause Master Lessee to, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Reserve Funds.

(c)        Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuance of an Event of Default, without notice from Lender or Servicer (i) neither Borrower nor Master Lessee shall have any rights in respect of the Reserve Funds and (ii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Reserve Funds as described in this Agreement, the Cash Management Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the UCC, and notwithstanding anything to the contrary contained in this Agreement, the Cash Management Agreement or in the Security Instrument, may apply the Reserve Funds as Lender determines in its sole discretion including, but not limited to, payment of the Debt (provided, however, that with respect to Master Lessee’s Excess Cash Flow or other funds belonging solely to Master Lessee pursuant to Section 5(b) of the Cash Management Agreement, Lender may only apply such funds upon the acceleration of the Loan by Lender). To the extent of any outstanding obligations of Master Lessee under the Master Lease, such application shall be deemed to have been paid in respect of such obligations.

(d)        The insufficiency of Reserve Funds on deposit with Lender shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

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(e)        Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds, the sums deposited therein or the performance of the obligations for which the Reserve Funds were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

(f)        Interest accrued, if any, on the Reserve Funds, other than on the Interest Bearing Reserve Funds, shall not be required to be remitted to any Account and may instead be retained by Lender. Reserve Funds that are Interest Bearing Reserve Funds shall be held in an interest-bearing account. In no event shall Lender or any Servicer be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or such Servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest that so becomes part of the applicable Interest Bearing Reserve Funds shall be disbursed in accordance with the disbursement procedures contained herein applicable to such Interest Bearing Reserve Funds; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default.

(g)        Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, costs and expenses in connection with the Reserve Funds, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Accounts and the Reserve Funds and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

ARTICLE 9.

CASH MANAGEMENT AGREEMENT

Section 9.1        Cash Management Agreement.

Borrower and Master Lessee shall enter into the Cash Management Agreement on the date hereof which shall govern the collection, holding and disbursement of Rents and any other income from the Property during the term of the Loan.

Section 9.2        Cash Flow Sweep.

In the event of a Cash Trap Event Period, all Excess Cash Flow (as defined in the Cash Management Agreement) shall be deposited into the Excess Cash Flow Subaccount (as defined in the Cash Management Agreement), as more particularly set forth in the Cash Management Agreement.

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ARTICLE 10.

EVENTS OF DEFAULT; REMEDIES

Section 10.1     Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)        if Borrower shall fail to (i) pay when due (A) any sums which by the express terms of this Agreement and the other Loan Documents require immediate or prompt payment without any grace period, (B) any monthly Debt Service and any amount required to be paid into the Reserve Funds, or (C) any sums which are payable on the Maturity Date, or (ii) pay within five (5) days when due any other sums payable under this Agreement or any of the other Loan Documents;

(b)        if any of the Taxes or Other Charges are not paid prior to delinquency, unless being contested in accordance with the Loan Documents and except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Agreement and Lender’s access to such sums is not restricted or constrained in any manner;

(c)        if (i) the Policies are not kept in full force and effect or (ii) if evidence of the same is not delivered to Lender as provided in Section 7.1 hereof (provided, however, that Borrower shall have the right to cure such failure to deliver to Lender such evidence that the Polices have been kept in full force and effect by delivering such evidence to Lender within five (5) Business Days of receipt of notice from Lender);

(d)        if any of the representations or covenants contained in Article 5 hereof are breached or violated;

(e)        a Sale or Pledge occurs that is not a Permitted Transfer;

(f)        if any representation or warranty of, or with respect to, Borrower, Sponsor, Guarantor, Master Lessee or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material adverse respect when made;

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(g)        if (i) Borrower, any SPE Component Entity, Master Lessee or Guarantor shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any managing member or general partner of Borrower, any SPE Component Entity, Master Lessee or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, any SPE Component Entity, Master Lessee or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against Borrower, any SPE Component Entity, Master Lessee or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) Borrower, any SPE Component Entity, Master Lessee or Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any SPE Component Entity, Master Lessee or Guarantor shall generally not, or shall be unable to, or shall admit in writing in any legal proceeding its inability to, pay its debts as they become due;

(h)        if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instrument;

(i)        subject to Borrower’s right to contest pursuant to Sections 4.5(b) and 4.16(b) hereof, if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Taxes or Other Charges not then delinquent and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(j)        if any federal tax lien is filed against Borrower, any SPE Component Entity, Guarantor, Master Lessee or the Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed;

(k)        if Borrower shall fail to comply with the covenants in Article 15 or otherwise fails to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required by Section 4.13(a) and (c) hereof (provided that, in any such case, Borrower shall have the right to cure such failure to deliver within five (5) Business Days of receipt of a second request from Lender);

(l)        if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues after the expiration of applicable grace periods, if any;

(m)      if a material default has occurred and continues beyond any applicable cure period under the Franchise Agreement (or any Replacement Franchise Agreement) and as a result of which default the Franchisor thereunder gives notice of termination or cancellation of the Franchise Agreement (or any Replacement Franchise Agreement);

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(n)        if Borrower shall fail to deliver, or to cause Master Lessee to deliver, to Lender within thirty (30) days after request by Lender any Required Financial Item;

(o)        if Borrower or Master Lessee, as applicable, defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder and as a result of which default the Manager thereunder gives notice of termination or cancellation of the Management Agreement or if the Management Agreement is canceled, terminated or surrendered or expires pursuant to its terms, unless in such case Borrower and/or Master Lessee, as applicable, shall enter into a new management agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;

(p)        if any representation and/or covenant herein relating to ERISA matters is breached;

(q)        if (i) Borrower and/or Master Lessee, as applicable, shall fail (beyond any applicable notice or grace period) to pay any charges payable under any REA or Material Agreement as and when payable thereunder, (ii) Borrower or Master Lessee defaults under any REA or Material Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder, (iii) any REA or Material Agreements are amended, supplemented, replaced, restated or otherwise modified without Lender’s prior written consent (to the extent such consent is required) or if Borrower and/or Master Lessee, as applicable, consents to a transfer of any party’s interest thereunder without Lender’s prior written consent, or (iv) subject to Section 4.22 and Section 4.23 hereof, any REA or Material Agreement and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof;

(r)        if (A) an Event of Default (as defined in the Master Lease) occurs under the Master Lease, (B) if any of the Master Lease Documents are amended, modified or terminated without the prior written consent of Lender, or (C) the Master Lease shall no longer be in effect for any reason whatsoever, including, without limitation, expiration of the Master Lease by its terms absent renewal or extension of the Master Lease;

(s)        if Borrower and/or Master Lessee shall continue to be in default under any term, covenant or condition of this Agreement not specified in subsections (a) through (r) above or not otherwise specifically specified as an Event of Default herein, (i) for more than ten (10) days after notice from Lender, in the case of any default which can be cured by the payment of a sum of money or (ii) for thirty (30) days after notice from Lender, in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower and/or Master Lessee (as applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower and/or Master Lessee (as applicable) in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days (subject to further extension by Lender, in Lender’s sole discretion);

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(t)        if Borrower and/or Master Lessee ceases to do business as a hotel at the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of the Property following a Casualty or Condemnation); and/or

(u)        if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Master Lessee or the Property.

Section 10.2        Remedies.

(a)        Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(g) above with respect to Borrower, Master Lessee and SPE Component Entity only) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Security Instrument, the Note and the other Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(g) above (with respect to Borrower, Master Lessee and SPE Component Entity only), the Debt and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Security Instrument, the Note and the other Loan Documents to the contrary notwithstanding.

(b)        Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement, the Security Instrument, the Note or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Security Instrument, the Note or the other Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the Security Instrument, the Note or the other Loan Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

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(c)        Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(d)        Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall lawfully do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

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(e)        Subject to Section 5(b) of the Cash Management Agreement, any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f)        Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by Applicable Law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred through and including the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

ARTICLE 11.

SECONDARY MARKET

Section 11.1     Securitization.

(a)        Lender shall have the right, at Lender’s expense except as otherwise expressly provided herein, (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. The transaction referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.

(b)        If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i)        (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, Sponsor, Master Lessee and Manager, (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable the Rating Agencies and reasonably acceptable to Lender;

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(ii)       provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, matters of Delaware (or Maryland, as applicable) and federal bankruptcy law relating to limited liability companies or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Master Lessee, and Borrower and Borrower’s Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies;

(iii)      provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

(iv)      execute such amendments to the Loan Documents and Borrower, Master Lessee or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure (any of the foregoing, a “Loan Bifurcation”); provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, (B) decrease the time periods during which Borrower is permitted to perform its obligations under the Loan Documents, or (C) modify any other material economic term of the Loan.

(c)        Upon request, Borrower shall furnish (or cause to be furnished) to Lender from time to time such financial data and financial statements as Lender determines to be necessary, advisable or appropriate for complying with any Applicable Law (including those applicable to Lender or any Servicer (including, without limitation and to the extent applicable, Regulation AB)) within the timeframes necessary, advisable or appropriate in order to comply with such Applicable Law.

(d)        All reasonable out of pocket costs and expenses incurred by Borrower and Guarantor in connection with Borrower’s complying with requests made under this Section 11.1 shall be paid by Lender, except to the extent Borrower or Guarantor are otherwise obligated to provide any requested information pursuant to the express provisions of any other Article of this Agreement or the other Loan Documents.

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Section 11.2     Securitization Indemnification.

(a)        Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

(b)        Borrower shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with (i) any Disclosure Document and/or (ii) any information furnished to Lender by or on behalf of Borrower in connection with the underwriting or closing of the Loan or in connection with the preparation of any Disclosure Document, including, without limitation, financial statements of Borrower, Master Lessee, operating statements and rent rolls with respect to the Property (collectively, the “Provided Information”), which Provided Information was furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities (“Covered Rating Agency Information”), in the case of each of clauses (i) and (ii), insofar as (x) such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading, and (y) at the time furnished by (or on behalf of) Borrower to Lender, the Provided Information is known by Borrower, Master Lessee and/or Guarantor to be untrue in any material respect or to omit a material fact required to be stated in such Provided Information or necessary to make such Provided Information, in light of the circumstances under which they were made, not misleading.

(c)        The liabilities and obligations of Borrower under this Section 11.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 11.3     REMIC Savings Clause.

Notwithstanding anything herein to the contrary, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the real property relating to the Property, the ratio of the unpaid principal balance of the Loan to the value of the remaining real property relating to the Property is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust and it being agreed and acknowledged that such loan-to-value determination shall be based on the value of only real property and shall exclude any personal property or going-concern value, if any), the principal balance of the Loan must be paid down by Borrower by an amount sufficient to satisfy REMIC Requirements, unless the Lender receives an opinion of counsel that the Loan will not fail to maintain its status as a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the IRS Code as a result of the related release of lien.

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Section 11.4     Servicer.

At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender (the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such Servicer; provided, however, Borrower shall not be obligated to pay any monthly servicing fees to such Servicer.

Section 11.5     Rating Agency Costs.

In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

Section 11.6     Intentionally Omitted.

Section 11.7     Intentionally Omitted.

ARTICLE 12.

INDEMNIFICATIONS

Section 12.1     General Indemnification.

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all actual Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Law; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the payment of any commission, charge or brokerage fee to anyone (other than a broker or other agent retained by Lender) which may be payable in connection with the funding of the Loan evidenced by the Note and secured by the Security Instrument; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Reserve Funds. Notwithstanding the foregoing, Borrower shall not be liable to the Indemnified Parties under this Section 12.1 for any Losses to the extent such Losses arise by reason of, and to the extent attributable to, the gross negligence, illegal acts, fraud or willful misconduct of the Indemnified Parties or Losses resulting from acts or omissions arising after a completed foreclosure of the Property of acceptance by Lender of a deed in lieu of foreclosure. Any amounts payable to Indemnified Parties by reason of the application of this Section 12.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Indemnified Parties until paid.

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Section 12.2        Mortgage and Intangible Tax and Transfer Tax Indemnification.

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to (a) any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents (whether due upon the making of same or upon the exercise of its remedies under the Loan Documents), and (b) any transfer tax incurred by Indemnified Parties in connection with the exercise of remedies hereunder or under any other Loan Documents.

Section 12.3        ERISA Indemnification.

Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Indemnified Parties may incur, directly or indirectly, as a result of a default under Sections 3.7 or 4.19 of this Agreement.

Section 12.4        Duty to Defend, Legal Fees and Other Fees and Expenses.

Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, provided that no settlement that does not provide a release of Borrower and its Affiliates shall be entered without Borrower’s consent, which consent shall not be unreasonably withheld. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 12.5        Survival.

The obligations and liabilities of Borrower under this Article 12 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

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Section 12.6     Environmental Indemnity.

Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.

ARTICLE 13.

EXCULPATION

Section 13.1     Exculpation.

(a)        Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of Borrower (but specifically excluding Guarantor) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (3) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instrument; (6) impair the right of Lender to enforce Section 4.12(e) of this Agreement; (7) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (8) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the following:

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(i)        fraud or intentional misrepresentation or any failure to disclose a material fact by Borrower, any SPE Component Entity, Guarantor, Sponsor, Master Lessee or any Borrower Party in connection with the Loan;

(ii)       the gross negligence or willful misconduct of Borrower, any SPE Component Entity, Guarantor, Sponsor, Master Lessee, or any Borrower Party or the commission of a criminal act by Borrower, any SPE Component Entity, Guarantor, Sponsor, Master Lessee or any Borrower Party which results in any seizure or forfeiture of the Property, or any portion thereof, or Borrower’s interest therein;

(iii)      material physical waste to the Property caused by the intentional acts or intentional omissions of Borrower, any SPE Component Entity, Guarantor, Sponsor, Master Lessee, or any Borrower Party (including, without limitation, any arson or abandonment of the Property) and/or the removal or disposal of any portion of the Property during the continuation an Event of Default by Borrower, any SPE Component Entity, Guarantor, Sponsor, Master Lessee, or any Borrower Party, without the replacement of same, to the extent the same is material to the operation of the Property;

(iv)     the misapplication, misappropriation or conversion by Borrower or Master Lessee of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, (C) any Rents or (D) any Tenant security deposits or Rents collected in advance;

(v)       failure to pay any Taxes or Other Charges, charges for labor or materials or any other charges that can create liens on any portion of the Property (other than (x) amounts deposited with Lender as Tax Reserve Funds for Taxes or Other Charges where Lender elects not to apply such funds toward payment of such Taxes or Other Charges owed or (y) Taxes or Other Charges owed that are contested strictly in accordance with the terms of the Loan Documents) to the extent that the revenue from the Property is sufficient to pay such amounts as well as other costs of servicing the Debt and of operating the Property;

(vi)      failure to maintain insurance as required by this Agreement (other than the failure to pay amounts deposited with Lender as Insurance Reserve Funds for Insurance Premiums to be paid to maintain such insurance where Lender elects not to apply such funds toward payment of such Insurance Premiums) to the extent that the revenue from the Property is sufficient to pay the Insurance Premiums relating thereto as well as other costs of servicing the Debt and of operating the Property;

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(vii)     the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, this Agreement or in the Security Instrument concerning Environmental Laws and Hazardous Substances;

(viii)    any fees or commissions paid by Borrower or Master Lessee after the occurrence and during the continuation of any Event of Default to Guarantor, Sponsor, Master Lessee, and/or any Affiliate of Borrower, Guarantor, Sponsor and/or Master Lessee in violation of the terms of the Note, this Agreement, the Security Instrument or the other Loan Documents;

(ix)       Borrower’s breach of, or failure to comply with, the representations, warranties and covenants contained in Sections 15.1 and 15.3 of this Agreement and/or the provisions of Section 11.2 hereof;

(x)        Borrower or Master Lessee fails to appoint a new property manager upon the request of Lender, each as required by, and in accordance with the terms and provisions of, this Agreement, the Assignment of Management Agreement and the other Loan Documents or Borrower or Master Lessee appoints a new property manager or replaces the property manager other than in accordance with the terms of this Agreement, the Assignment of Management Agreement and the other Loan Documents;

(xi)       any litigation or other legal proceeding related to the Debt filed by Borrower, any SPE Component Entity, Guarantor, Sponsor, Master Lessee or any Borrower Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents, provided that neither Borrower nor Guarantor shall be liable to the extent of any applicable loss, damage, cost, expense, liability, claim or other obligation arising solely from a defense of Borrower, Guarantor or any Affiliate of Borrower or Guarantor raised in good faith;

(xii)      any representation, warranty or covenant contained in Section 5.1 or Section 5.3 hereof is violated or breached;

(xiii)     Borrower and/or Master Lessee fails to comply with the Cash Management Agreement relating to the establishment of a Deposit Account (as defined in the Cash Management Agreement), a Cash Management Account, and/or the institution of cash management generally;

(xiv)     Borrower’s failure to deposit any initial springing Reserve Fund deposit required pursuant to this Agreement;

(xv)      if, in connection with any transfer of the Property to Lender (or Lender’s designee) in full or partial satisfaction of the Debt, Borrower or any affiliate of Borrower fails to take any lawful action reasonably necessary to effect the transfer of any licenses or permits with respect to the Property from the then-current holder thereof to the transferee of the Property or its designee; and/or

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(xvi)     any amendment, modification or termination of the Master Lease without Lender’s consent.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) any representation, warranty or covenant contained in Article 5 hereof is violated or breached, and such violation or breach is cited as a factor in the substantive consolidation of Borrower with any other person (unless such failure results solely from the economic performance of the Property); (ii) if Borrower fails to obtain Lender’s prior written consent to any voluntary Sale or Pledge encumbering the Property for which Lender’s consent is required hereunder; (iii) Borrower, Master Lessee or any SPE Component Entity files a voluntary petition under the Bankruptcy Code or any other Creditors Rights Laws; (iv) an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower, Master Lessee or any SPE Component Entity files, or joins in the filing of, an involuntary petition against Borrower, Master Lessee or any SPE Component Entity under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Master Lessee or any SPE Component Entity from any Person; (v) Borrower, Master Lessee or any SPE Component Entity files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vi) any Affiliate, officer, director, or representative which Controls Borrower, Master Lessee or any SPE Component Entity consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Master Lessee, any SPE Component Entity or any portion of the Property; (vii) Borrower, Master Lessee or any SPE Component Entity makes an assignment for the benefit of creditors or admits in any legal proceeding its insolvency or inability to pay its debts as they become due; (viii) there is substantive consolidation of Borrower, Master Lessee or any SPE Component Entity (or any Restricted Party) with any other Person in connection with any federal or state bankruptcy proceeding involving the Guarantor or any of its Affiliates and one of the factors cited as the bases therefor is a breach by Borrower or Master Lessee of any representation, warranty or covenant contained in Sections 5.1 and/or 5.3 hereof; (ix) intentionally omitted; (x) there occurs any voluntary cancellation, surrender, or termination of the Franchise Agreement by Borrower and/or Master Lessee without the prior written consent of Lender unless a Replacement Franchise Agreement is entered into concurrently with such termination in accordance with this Agreement, or (xi) Borrower and/or Master Lessee amends or modifies the Franchise Agreement without the prior written consent of Lender (to the extent such consent is required under the Loan Documents).

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Section 13.2        Survival.

The obligations and liabilities of Borrower under this Article 13 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

ARTICLE 14.

NOTICES

Section 14.1        Notices.

All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Moody National Research-Austin Holding, LLC 6363 Woodway, Suite 110 Houston, Texas 77057 Attention: Brett C. Moody Facsimile No.: (713) 997-7505

With a copy to:	Gresham Savage Nolan & Tilden, PC 501 W. Broadway, Suite 800 San Diego, California 92101 Attention: Jerome A. Grossman Facsimile No.: (619) 615-2180

If to Lender:	Wells Fargo Bank, National Association Wells Fargo Center 1901 Harrison Street, 2nd Floor MAC A0227-020 Oakland, California 94612 Attention: Commercial Mortgage Servicing Facsimile No.: 866-359-5352

With a copy to:	Katten Muchin Rosenman LLP 550 South Tryon Street, Suite 2900 Charlotte, North Carolina 28202 Attention: Daniel S. Huffenus

or addressed as such party may from time to time designate by written notice to the other parties.

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Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 15.

FURTHER ASSURANCES

Section 15.1        Replacement Documents.

Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor.

Section 15.2        Recording of Security Instrument, etc.

Borrower forthwith upon the execution and delivery of the Security Instrument and thereafter, from time to time as directed by Lender, will cause the Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Security Instrument, this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by Applicable Law so to do.

Section 15.3        Further Acts, etc.

Each of Borrower and Master Lessee will, at the cost of Borrower and/or Master Lessee, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances (including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to the Property into the name of Lender or its designee after the occurrence of an Event of Default) as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower and/or Master Lessee may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instrument, or for complying with all Applicable Law. Each of Borrower and/or Master Lessee, on demand and as applicable, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or Master Lessee or without the signature of Borrower or Master Lessee to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Each of Borrower and Master Lessee grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 15.3.

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Section 15.4     Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)        If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b)        Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt. If such claim, credit or deduction shall be required by Applicable Law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 15.4(b).

(c)        If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

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ARTICLE 16.

WAIVERS

Section 16.1     Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Master Lessee pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 16.2     Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Security Instrument, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 16.3     Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 16.4     Waiver of Trial by Jury.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, MASTER LESSEE (BY EXECUTION OF THE MASTER LEASE SUBORDINATION AGREEMENT) AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

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Section 16.5     Waiver of Notice.

Neither Borrower nor Master Lessee shall be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Agreement or another Loan Document specifically and expressly provides for the giving of notice by Lender to Borrower and/or Master Lessee, as applicable, and (b) with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower and/or Master Lessee hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower and/or Master Lessee, as applicable.

Section 16.6     Remedies of Borrower and Master Lessee.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by Applicable Law or under this Agreement, the Security Instrument, the Note and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each of Borrower and Master Lessee agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s and/or Master Lessee’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 16.7     Marshalling and Other Matters.

Borrower hereby waives, to the extent permitted by Applicable Law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of the Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Section 16.8     Waiver of Statute of Limitations.

To the extent permitted by Applicable Law, each of Borrower and Master Lessee (by its execution of the Master Lease Subordination Agreement) hereby expressly waives and releases to the fullest extent permitted by Applicable Law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder, under the Note, Security Instrument or other Loan Documents.

Section 16.9     Waiver of Counterclaim.

Each of Borrower and Master Lessee (by its execution of the Master Lease Subordination Agreement) hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

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Section 16.10   Sole Discretion of Lender.

(a)        Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein. Prior to a Securitization, whenever pursuant to this Agreement or any other Loan Document the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, to the extent not already required, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, shall be substituted therefor.

ARTICLE 17.

MISCELLANEOUS

Section 17.1     Survival.

This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid (or, in the case of a defeasance, defeased) unless a longer period is expressly set forth in this Agreement, the Security Instrument, the Note or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower and Master Lessee, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 17.2     Governing Law.

This Agreement shall be governed, construed, applied and enforced in accordance with the Applicable Laws of the State and Applicable Laws of the United States of America.

Section 17.3     Headings.

The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 17.4     Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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Section 17.5     Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower received during the continuation of any Event of Default to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 17.6     Expenses.

Except to the extent otherwise expressly provided in Article 11 hereof, Borrower shall, within ten (10) Business Days of demand, pay Lender all reasonable, out-of-pocket costs and expenses incurred by Lender in connection with: (a) the preparation, negotiation, execution and delivery of this Agreement and all of the other Loan Documents; (b) the administration of this Agreement and the other Loan Documents for the term of the Loan and any modifications and amendments, if any, of this Agreement or any of the other Loan Documents; (c) the processing of any Borrower requests made hereunder and under any of the other Loan Documents; (d) the enforcement of any remedies hereunder or under the other Loan Documents or the satisfaction by Lender of any of Borrower’s, Master Lessee’s or Guarantor’s obligations under this Agreement and the other Loan Documents; (e) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Master Lessee, this Agreement, the Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; and (f) otherwise protecting Lender’s interests under this Agreement and any other Loan Document, including, without limitation, in connection with any “work-out” of the Loan or any bankruptcy, insolvency, receivership, reorganization, rehabilitation, liquidation or other similar proceeding in respect of Borrower, SPE Component Entity, Master Lessee or Guarantor or an assignment by Borrower, SPE Component Entity, Master Lessee or Guarantor for the benefit of its creditors. For all purposes of this Agreement and the other Loan Documents, Lender’s costs and expenses as described above shall also include, without limitation, all appraisal fees, engineering and architect costs and inspection fees, reasonable legal fees and expenses, accounting fees, fees for the disbursement of any Reserve Funds, environmental and other consultant fees, auditor fees, and the cost to Lender of any title insurance premiums and title company charges (including for down dates, abstracts, tax certificates, title insurance endorsements required by Lender, and UCC financing statements, tax lien and litigation searches), surveys, recording, reconveyance and notary fees, any transfer and mortgage taxes, any Rating Agency fees and expenses, and any loan servicing and special servicing fees and expenses (including, without limitation, any “work-out” and/or liquidation fees, but excluding any monthly servicing fees). Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semiannually. Notwithstanding the foregoing, Borrower shall not be required to pay for more than one appraisal in any twelve (12) month period unless an Event of Default occurs and is continuing or as otherwise required by law. Additionally, if Borrower and/or Master Lessee is undertaking a Restoration or is performing work that requires the obtaining of a building permit, then Borrower shall pay the reasonable out-of-pocket costs of architects, engineers and other consultants retained by Lender to review the performance of such Restoration or work. Any amounts payable to Lender pursuant to this Section 17.6 shall become immediately due and payable upon written demand and, if the same is not paid within ten (10) Business Days from such written demand, shall bear interest at the Default Rate from the date which is ten (10) Business Days from such written demand until the date such amounts have been paid.

105

Section 17.7     Cost of Enforcement.

In the event (a) that the Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Master Lessee or any of its constituent Persons or an assignment by Borrower or Master Lessee or any of their respective constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes. Any amounts payable to Lender pursuant to this Section 17.7 shall become immediately due and payable upon written demand and, if the same is not paid within ten (10) Business Days from such written demand, shall bear interest at the Default Rate from the date which is ten (10) Business Days from such written demand until the date such amounts have been paid.

Section 17.8     Exhibits and Schedules Incorporated.

The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 17.9     Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement, the Security Instrument, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower or may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

106

Section 17.10   No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)        Borrower and Lender intend that the relationships created under this Agreement, the Security Instrument, the Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender or to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)        This Agreement, the Security Instrument, the Note and the other Loan Documents are solely for the benefit of Lender, Borrower and the other Persons party thereto and nothing contained in this Agreement, the Security Instrument, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower, or another Party to any Loan Document, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c)        The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

(d)        Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e)        By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

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(f)        Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept the this Agreement, the Note, the Security Instrument and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement.

(g)        Borrower authorizes Lender to act upon any direction it receives from Master Lessee incident to the Loan Documents with respect to matters for which Master Lessee has responsibility pursuant to the Master Lease Documents (including, without limitation, with respect to requests for, and the application of, disbursements from any Reserve Fund), and, as between Lender and Borrower, agrees to be bound by any such direction.

Section 17.11   Publicity; Advertising.

(a)        All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instrument or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, to Lender or any of its Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld.

(b)        Borrower hereby agrees that Lender and its affiliated entities, including, without limitation, Wells Fargo & Company and its subsidiaries, may publicly identify details of the Loan in their respective advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e-mail or internet advertising or communications. Such details may include the name of the Property, the address of the Property, the amount of the Loan, the Closing Date, and a description of the size and location of the Property.

Section 17.12   Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and the Security Instrument, the Note or any of the other Loan Documents, the provisions of this Agreement shall control. Wherever the phrase “during the continuance of an Event of Default” or the like appears herein or in any other Loan Document, such phrase shall not mean or imply that Lender has any obligation to accept a cure of such Event of Default. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Security Instrument and the other Loan Documents and this Agreement, the Note, the Security Instrument and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Security Instrument and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.

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Section 17.13   Entire Agreement.

This Agreement, the Note, the Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents.

Section 17.14   Liability.

If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 17.15   Duplicate Originals; Counterparts.

This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 17.16   Post-Closing Matters. Borrower covenants and agrees to deliver to Lender (I) on or before ninety (90) days of the date hereof, (a) evidence reasonably satisfactory to Lender that Borrower has caused the striping two (2) additional handicap parking spaces to the Property, (b) a revised survey of the Property, in form and substance reasonably satisfactory to Lender, evidencing the addition of such two (2) handicap parking spaces to the Property, and (c) a final zoning report from Zoning-Info, Inc. indicating that the Property and use of the Property is legal conforming and provides evidence reasonably satisfactory to Lender that the addition of such two (2) handicap parking spaces addresses the requirements of the American Disability Act with respect to parking, and (II) on or before one hundred eighty (180) days of the date hereof, evidence reasonably satisfactory to Lender that Master Lessee and/or Property Manager (as applicable) has obtained all permits and/or licenses required to be issued by the Texas Alcoholic Beverage Commission or otherwise in order to sell alcoholic beverages at the Property.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

MOODY NATIONAL RESEARCH-AUSTIN HOLDING, LLC, a Delaware limited liability company

By:	/s/ Brett C. Moody
Name: Brett C. Moody
Title:

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John G. Nicol
Name: John G. Nicol
Title:

EXHIBIT A

ADDITIONAL DEFINITIONS

“Actual Debt Service Coverage Ratio” means as of the last day of the calendar month immediately preceding the applicable date of calculation, the quotient obtained by dividing (1) the Adjusted Net Cash Flow by (2) the aggregate amount of Debt Service projected to be due and payable over the twelve (12) month period subsequent to the date of calculation (which, for the avoidance of doubt, shall be calculated using a thirty (30) year amortization schedule). Borrower shall deliver (and shall cause Master Lessee to deliver) to Lender such information as is reasonably required for Lender to make all applicable calculations. Lender’s calculation of the Actual Debt Service Coverage Ratio, and all component calculations, shall be conclusive and binding on Borrower absent demonstrable error.

“Adjusted Net Cash Flow” means Underwritten NOI minus normalized expenditures for costs and expenses related to movable furniture, fixtures or equipment that have no permanent structural connection to the applicable building at the Property (“FF&E”) equal to the greater of (a) 4% of Underwritten Revenue and (b) projected forward 12-month FF&E expenditures based on Borrower’s budget.

“Underwritten NOI” means Underwritten Revenue minus Underwritten Operating Expenses.

INCOME

“Underwritten Revenue” means Room Revenue plus F&B Revenue plus Telephone Revenue plus Parking Revenue plus Other Revenue.

“Room Revenue” means the product of (a) ADR and (b) Total Occupied Rooms.

“ADR” means the average daily rate actually charged at the Property over the trailing 12-month period.

“Total Occupied Rooms” means the product of (a) 365 (or 366 if the applicable period includes February 29), (b) the total number of rooms at the Property (which at the time of closing is 138), and (c) the least of (i) the actual occupancy percentage at the Property over the trailing 12-month period and (iii) 85%.

“F&B Revenue” means the actual food and beverage revenue as determined from the most recent operating statement for the Property at the time of determination, to the extent such revenue is deemed recurring and sustainable, determined on a trailing 12-month basis, computed in accordance with accounting principles reasonably acceptable to Lender; provided, however, that in no event will F&B Revenue exceed 5% of Underwritten Revenue.

A-1

“Telephone Revenue” means the actual telephone revenue as determined from the most recent operating statement for the Property at the time of determination, to the extent such revenue is deemed recurring and sustainable, determined on a trailing 12-month basis, computed in accordance with accounting principles reasonably acceptable to Lender.

“Other Revenue” means all other applicable income (including, without limitation, any income derived from the Master Lease) as determined from the most recent operating statement for the Property at the time of determination, to the extent such income is deemed recurring and sustainable, determined on a trailing 12-month basis, computed in accordance with accounting principles reasonably acceptable to Lender; provided, however, that in no event will Other Revenue exceed 2.5% of Underwritten Revenue. Notwithstanding the foregoing, Other Income will not include Insurance Proceeds (other than proceeds of rent loss, business interruption or other similar insurance allocable to the applicable period); Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period); proceeds of any financing; proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein (including proceeds of any sales of furniture, fixtures and equipment); capital contributions or loans to Borrower or an Affiliate of Borrower; where applicable, any item of income otherwise includable in Other Income but paid directly by any tenant to a Person other than Borrower; any other extraordinary, non-recurring revenues; where applicable, payments paid by or on behalf of any tenant under a Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been affirmed by the trustee in such proceeding or action pursuant to a final, non-appealable order of a court of competent jurisdiction; where applicable, payments paid by or on behalf of any tenant under a Lease the demised premises of which are not occupied either by such tenant or an affiliate or sublessee thereof; where applicable, payments paid by or on behalf of any tenant under a Lease in whole or partial consideration for the termination of any Lease; sales tax rebates from any Governmental Authority; sales, use and occupancy taxes on receipts required to be accounted for by Borrower to any Governmental Authority; refunds and uncollectible accounts; interest income from any source; where applicable, unforfeited security deposits, utility and other similar deposits; where applicable, income from tenants not paying rent; or any disbursements to Borrower from the Reserve Funds.

EXPENSES

“Underwritten Operating Expenses” means projected annualized Operating Expenses based on a trailing 12-month period adjusted upwards or downwards in Lender’s reasonable discretion by anticipated changes in Operating Expenses.

“Operating Expenses” means the sum of (a) Departmental Expenses, (b) Undistributed Expenses and (c) Fixed Expenses.

“Departmental Expenses” means Room Expenses plus F&B Expenses plus Telephone Expenses plus Other Departmental Expenses.

A-2

“Room Expenses” means the product of (a) actual expenses related to the generation of room revenue as determined from the most recent operating statement for the Property at the time of determination, expressed as a dollar amount per occupied room (based on actual occupancy over the applicable period) and (b) Total Occupied Rooms; provided, however, that Room Expenses will not be less than 17% of Room Revenue.

“F&B Expenses” means the product of (a) actual expenses related to the generation of food and beverage revenue as determined from the most recent operating statement for the Property at the time of determination, expressed as a dollar amount per occupied room (based on actual occupancy over the applicable period) and (b) Total Occupied Rooms.

“Telephone Expenses” means the product of (a) actual expenses related to the generation of telephone revenue as determined from the most recent operating statement for the Property at the time of determination, expressed as a dollar amount per occupied room (based on actual occupancy over the applicable period) and (b) Total Occupied Rooms.

“Other Departmental Expenses” means the product of (a) actual expenses related to the generation of Other Revenue as determined from the most recent operating statement for the Property at the time of determination expressed as a dollar amount per occupied room (based on actual occupancy over the applicable period) and (b) Total Occupied Rooms.

“Undistributed Expenses” means all other expenses not otherwise included in another category of expenses within the definition of Operating Expenses, computed in accordance with accounting principles reasonably acceptable to Lender, of whatever kind and from whatever source, relating to the ownership, operation, repair, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including, without limitation (and without duplication): (a) management fees (whether or not actually paid) equal to the greater of the actual management fees or 3% of Underwritten Revenue; franchise fees (whether or not actually paid) equal to the greater of the actual franchise fees or 5% of Underwritten Revenue; advertising and marketing expenses equal to the greater of the actual advertising and marketing expenses or 5% of Underwritten Revenue; and general and administrative costs and expenses equal to the greater of the actual general and administrative costs and expenses or 7.5% of Underwritten Revenue; and (b) costs attributable to the ordinary operation, repair and maintenance of the Improvements (including any common area maintenance costs); professional fees; license fees; utilities; payroll, benefits and related taxes and expenses; computer processing charges; where applicable, operating equipment or other lease payments as approved by Lender; bond assessments; and other similar costs and expenses; in each instance, unless otherwise noted, only to the extent actually paid for by Borrower or by Master Lessee; provided, however, that expenses under clause (b) will not be less than $340,000. Notwithstanding the foregoing, Undistributed Expenses shall not include debt service (including principal, interest, impounds and other reserves), capital expenditures, FF&E expenses, costs and expenses related to any property improvement plan (or similar obligations), tenant improvement costs, leasing commissions or other expenses which are paid from escrows required by the Loan Documents; any payment or expense for which Borrower or Master Lessee was or is to be reimbursed from proceeds of the loan or insurance or by any third party; federal, state or local income taxes; any non-cash charges such as depreciation and amortization; and, where applicable, any item of expense otherwise includable in Undistributed Expenses which is paid directly by any tenant except real estate taxes paid directly to any taxing authority by any tenant.

A-3

“Fixed Expenses” means the sum of (a) Taxes (based on the most current bill annualized, subject to adjustment by Lender to take into account any change in assessment that has not yet been reflected in the most current tax bill), and (b) Insurance Premiums (based on the most current premium annualized).

In making the calculations described herein, applicable line items may be adjusted by Lender in its reasonable discretion (a) to accurately reflect the amounts of any extraordinary non-recurring items in the relevant period and to reflect on a pro rata basis those items on an annual or semi-annual basis, (b) to accurately reflect prevailing market conditions and (c) where applicable, to reflect leases (and projected changes to the applicable line items above) which are either (i) anticipated to terminate within the 90 days of the date of calculation or (ii) executed with creditworthy tenants with rent commencement dates scheduled to occur within 90 days of the date of calculation.

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A-4

SCHEDULE I

IMMEDIATE REPAIRS

NONE

Schedule I-1

SCHEDULE II

ORGANIZATIONAL CHART

(attached hereto)

Schedule II-1

SCHEDULE III

DESCRIPTION OF REA’S

1.	Declaration of Covenants, Conditions and Restrictions for the Alegre Park Subdivision, dated on or about January 19, 2000, recorded in the Official Public Records of Travis County, Texas as Document No. 2000009294

2.	Declaration of Easements and Restrictive Covenant Regarding Unified Development and Maintenance of Drainage Facilities dated August 21, 2012, and recorded in the Official Public Records of Travis County, Texas as Document No. 2013011982.

Schedule III-1

SCHEDULE IV

INTENTIONALLY OMITTED.

Schedule IV-1